Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RC IV CAYMAN ICW LLC,

RC IV ICW MERGER SUB LLC

AND

DRIVEN INVESTOR LLC

DATED AS OF JULY 10, 2020

SCHEDULES

Schedule 3.3	-	Capitalization of the Company

Schedule 4.3	-	Capitalization of Driven

Schedule 5.1	-	Conduct of Business of Shine

EXHIBITS

Exhibit A	-	Managers and Officers of the Surviving Entity

Exhibit B	-	Form of Plan of Merger

Exhibit C	-	Form of Limited Liability Company Agreement of the Surviving Entity

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 10, 2020, is made by and among RC IV ICW Merger Sub LLC, a limited liability company registered in the Cayman Islands (the “Company”), RC IV Cayman ICW LLC, a limited liability company registered in the Cayman Islands (the “RC IV ICW”), and Driven Investor LLC, a Delaware limited liability company (“Driven”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Article 1.

WHEREAS, concurrently with the execution of this Agreement, RC IV ICW, Driven and Shine Holdco (UK) Limited, a limited company governed by the laws of England (“Shine”), are entering into that certain Transaction Framework Agreement, dated as of the date hereof (the “Framework Agreement”), pursuant to which, among other things, the parties hereto are entering into this Agreement;

WHEREAS, as of the date of this Agreement, RC IV ICW is the owner of certain of the equity securities of Shine;

WHEREAS, following the date of this Agreement and prior to the Effective Time, the Company and RC IV ICW and the members each thereof intend to effect an internal restructuring, whereby the Company shall acquire all of the equity interests in RC IV ICW (the “ICW Restructuring”);

WHEREAS, subject to the terms and conditions set forth herein, and in accordance with the DLLCA and the Cayman LLC Law, the Company and Driven desire that the Company be merged with and into Driven, with Driven surviving; and

WHEREAS, the board of managers of Driven, the managing member of the Company and the managing member of RC IV ICW have, upon the terms and subject to the conditions set forth herein, (i) approved and declared advisable this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (ii) declared that it is in the best interests of their respective equityholders to enter into this Agreement and consummate the Merger and the other transactions contemplated in this Agreement and (iii) recommended to their respective equityholders that they adopt this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1    Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“280G Approval” has the meaning set forth in Section 5.9.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. For the avoidance of doubt, (i) employees of any Company Group Member, in their capacities as such, are not Affiliates of any Company Group Member, (ii) independent operators of any Company Group Member, in their capacities as such, are not Affiliates of any Company Group Member, (iii) employees of the Driven Group Members, in their capacities as such, are not Affiliates of any Driven Group Member and (iv) franchisees of any Driven Group Member, in their capacities as such, are not Affiliates of any Driven Group Member.

“Agents” means, with respect to any Person, collectively, such Person’s officers, directors, employees, accountants, consultants, investment bankers, legal counsel, agents and other advisors and representatives.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Ancillary Documents” means the agreements, documents, instruments, and/or certificates contemplated by this Agreement to be executed in connection with the transactions contemplated hereby, including, without limitation, the Framework Agreement, the Reverse Confidentiality Agreement and the Confidentiality Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in each of New York, New York, and London, United Kingdom, are open for the general transaction of business.

“Cayman LLC Law” means the Limited Liability Companies Law (2020 Revision) of the Cayman Islands, as amended.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Group” means, collectively, RC IV ICW, the Company and each of their respective Subsidiaries.

“Company Group Member” means any member of the Company Group.

“Company Material Adverse Effect” means any change, event, condition, circumstance, occurrence or effect that (a) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, properties, financial condition, business, or results of operations of the Company Group Members, taken as a whole or (b) would prevent,

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materially delay or materially impede the ability of any of the Company Group Members to perform its respective obligations under this Agreement or any of the other Ancillary Documents or to consummate the transactions contemplated hereby or thereby; provided, however, that for purposes of clause (a), any change, event, condition, circumstance, occurrence or effect to the extent arising from or related to the following shall not be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) conditions affecting the United Kingdom economy (or the economy of any other geographic region where any Company Group Member conducts business) or any foreign economy generally, (ii) any national or international political or social conditions, including the engagement by the United Kingdom in hostilities whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any civil unrest or military or terrorist attack upon the United Kingdom, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United Kingdom, (iii) changes to financial, banking or securities markets (including any disruption thereof and any decline in the price of any publicly-traded security or any market index), (iv) any changes in weather, meteorological conditions or climate, outbreaks of disease or the occurrence of any natural disasters (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions, wildfires or similar occurrences) affecting the business of the Company Group Members, (v) changes in accounting requirements or principles (including UK GAAP) after the date of this Agreement, (vi) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity after the date of this Agreement, (vii) any change that is generally applicable to the industries or markets in which the Company Group Members operate, (viii) any change in the price or availability of oil, gasoline, commodities or raw materials, (ix) any failure by Shine to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect so long as such facts or occurrences are not otherwise excluded by the other clauses hereof), (x) the coronavirus (COVID-19) pandemic or the related responses of Governmental Entities with respect thereto or (xi) the taking of any action expressly contemplated by this Agreement and/or the Ancillary Documents (other than the obligation to act in the ordinary course of business consistent with past practice as required by, and subject to, Section 5.1), including the completion of the transactions contemplated hereby and thereby; provided, further, that with respect to a matter described in any of the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (x) such matter shall only be excluded to the extent that such matter does not have a disproportionate effect on any of the Company Group Members relative to other entities operating businesses substantially similar to the business of the relevant Company Group Members, as applicable.

“Confidentiality Agreement” means the confidentiality agreement, dated as of May 7, 2020, by and between RC Driven Holdings LLC and RC IV ICW.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“Driven” has the meaning set forth in the introductory paragraph of this Agreement.

“Driven Group” means Driven and each of its Subsidiaries.

“Driven Group Member” means any member of the Driven Group.

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“Driven LLCA” means that certain Limited Liability Company Agreement of Driven, dated as of April 17, 2015, as amended or restated from time to time.

“Driven Material Adverse Effect” means any change, event, condition, circumstance, occurrence or effect that (a) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, properties, financial condition, business, or results of operations of the Driven Group Members, taken as a whole or (b) would prevent, materially delay or materially impede the ability of any of the Driven Group Members to perform its obligations under this Agreement or any of the other Ancillary Documents or to consummate the transactions contemplated hereby or thereby; provided, however, that for purposes of clause (a), any change, event, condition, circumstance, occurrence or effect to the extent arising from or related to the following shall not be taken into account in determining whether a Driven Material Adverse Effect has occurred: (i) conditions affecting the United States economy (or the economy of any other geographic region where any Driven Group Member conducts business) or any foreign economy generally, (ii) any national or international political or social conditions, including the engagement by the United States in hostilities whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any civil unrest or military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) changes to financial, banking or securities markets (including any disruption thereof and any decline in the price of any publicly-traded security or any market index), (iv) any changes in weather, meteorological conditions or climate, outbreaks of disease or the occurrence of any natural disasters (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions, wildfires or similar occurrences) affecting the business of the Driven Group Members, (v) changes in accounting requirements or principles (including US GAAP) after the date of this Agreement, (vi) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity after the date of this Agreement, (vii) any change that is generally applicable to the industries or markets in which the Driven Group Members operate, (viii) any change in the price or availability of oil, gasoline, commodities or raw materials, (ix) any failure by Driven to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to such failure may be taken into account in determining whether there has been a Driven Material Adverse Effect so long as such facts or occurrences are not otherwise excluded by the other clauses hereof), (x) the coronavirus (COVID-19) pandemic or the related responses of Governmental Entities with respect thereto or (xi) the taking of any action expressly contemplated by this Agreement and/or the Ancillary Documents (other than the obligation to act in the ordinary course of business consistent with past practice as required by, and subject to, Section 5.1), including the completion of the transactions contemplated hereby and thereby; provided, further, that with respect to a matter described in any of the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (x) such matter shall only be excluded to the extent that such matter does not have a disproportionate effect on any of the Driven Group Members relative to other entities operating businesses substantially similar to the business of the relevant Driven Group Members.

“Driven Release” has the meaning set forth in Section 9.16(b).

“Driven Releasees” has the meaning set forth in Section 9.16(b).

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“Driven Releasors” has the meaning set forth in Section 9.16(b).

“Effective Time” has the meaning set forth in Section 2.3.

“equity security” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, (b) any ownership interests in a Person other than a corporation, including membership interests and partnership interests, (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing and (d) any other rights that derive their value from any of the foregoing, including stock appreciation rights, phantom equity rights and profits interests.

“Framework Agreement” has the meaning set forth in the recitals of this Agreement.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a Delaware limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of a Cayman Islands limited liability company are its limited liability company agreement and certificate of registration.

“Governmental Entity” means any United States, United Kingdom, Cayman Islands or other (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iii) governmental body exercising any administrative, executive, judicial, legislative, regulatory, or taxing authority or power or (iv) arbitral tribunal having valid authority with respect to the matter in question.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICW Restructuring” has the meaning set forth in the recitals of this Agreement.

“Insurance Cap” has the meaning set forth in Section 5.6(b).

“Liability” means any liability, debt, obligation, loss, damage, claim, cost or expense.

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 2.7(a).

“Merger Documents” has the meaning set forth in Section 2.3.

“Outside Date” has the meaning set forth in Section 8.1(d).

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity or a Governmental Entity.

“Plan of Merger” means the written plan of merger referred to in Section 46(3) of the Cayman LLC Law, in the form attached hereto as Exhibit B.

“RC IV ICW” has the meaning set forth in the introductory paragraph of this Agreement.

“RC IV ICW Release” has the meaning set forth in Section 9.16(a).

“RC IV ICW Releasees” has the meaning set forth in Section 9.16(a).

“RC IV ICW Releasors” has the meaning set forth in Section 9.16(a).

“Reverse Confidentiality Agreement” means the confidentiality agreement, dated as of June 8, 2020, by and between RC Driven Holdings LLC and Shine.

“Roark Fund” means each of Roark Capital Partners III LP, a Delaware limited partnership, and Roark Capital Partners IV LP, a Delaware limited partnership.

“Roark Fund LPAC” means, with respect to each Roark Fund, the limited partner advisory committee of such Roark Fund.

“Schedules” means the disclosure schedules delivered concurrently with the execution of this Agreement.

“Shine” has the meaning set forth in the recitals of this Agreement.

“Shine Superpreference Shares” means the preference shares of even name in the share capital of Shine having the rights and entitlements as described in its articles of association.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity. The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Tax” means any U.S. federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee, withholding or other tax, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing (whether disputed or not).

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“Tax Return” means any return, statement, schedule, declaration, report, claim for refund, elections, disclosures, estimates, information return or other document (including any related or supporting schedule, statement or information and including any amendment thereof) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Transaction Documents” means the agreements, documents, instruments, and/or certificates contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Transfer Taxes” has the meaning set forth in Section 5.7.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury, as amended.

“UK GAAP” means United Kingdom generally accepted accounting principles.

“US GAAP” means United States generally accepted accounting principles.

“Waived 280G Benefits” has the meaning set forth in Section 5.9.

ARTICLE 2

THE MERGER

Section 2.1    Merger. Upon the terms and subject to the conditions set forth herein, and on the basis of the representations, warranties, covenants and agreements contained herein, at the Closing, the Company shall merge with and into Driven in accordance with the DLLCA and the Cayman LLC Law (the “Merger”), and the separate existence of the Company shall cease and Driven shall continue as the surviving entity of the Merger (the “Surviving Entity”) and shall succeed to and assume all the rights and obligations of the Company in accordance with the DLLCA and the Cayman LLC Law.

Section 2.2    Closing of the Merger. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York time, on the second (2nd) Business Day after satisfaction (or waiver) of the conditions set forth in Article 6 (not including conditions which are to be satisfied by actions taken at the Closing, but subject to the satisfaction of such conditions on the Closing Date or waiver by the party entitled to waive such conditions) or, if later, the second (2nd) Business Day following expiry of the Driven Offer (as defined in the Framework Agreement), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties hereto. The “Closing Date” shall be the date on which the Closing is consummated.

Section 2.3    Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the parties hereto shall cause those documents required to be filed by the applicable provisions of the DLLCA and the Cayman LLC Law with respect to the Merger, including the Plan of Merger and accompanying declarations and all attachments thereto (together, the “Merger Documents”), to be properly executed and filed with the Secretary of State

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of the State of Delaware and the Cayman Islands Registrar of Limited Liability Companies in accordance with the applicable provisions of the DLLCA and the Cayman LLC Law, and shall take all such other actions as may be required by applicable law to make the Merger effective as promptly as practicable. The Merger shall become effective at the time that the Plan of Merger is registered by each of the Secretary of State of the State of Delaware and the Cayman Islands Registrar of Limited Liability Companies or at such later date and time permitted by the DLLCA and the Cayman LLC Law, as applicable, as may be agreed to by the parties and specified in the Merger Documents (the “Effective Time”).

Section 2.4    Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Merger Documents and the applicable provisions of the DLLCA and the Cayman LLC Law, as applicable. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

Section 2.5    Governing DocumentsIn accordance with Section 18-2019(f) of the DLLCA, at the Effective Time and without any action on the part of any Person, the limited liability company agreement in the form attached hereto as Exhibit C shall be adopted as the limited liability company agreement of the Surviving Entity in effect as of and immediately following the Effective Time.

Section 2.6    Managers and Officers of the Surviving Entity. The Persons set forth on Exhibit A shall be the initial manager and officers (as applicable) of the Surviving Entity, each to hold office in accordance with the Surviving Entity’s Governing Documents until such Person’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 2.7    Effect of the Merger on the Equity Securities of the Merging Entities.

(a)    Effect of the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of equity securities thereof, upon the terms and subject to the conditions set forth in this Agreement, (i) all of the limited liability company interests in the Company immediately prior to the Effective Time shall be cancelled and extinguished and be exchanged and converted into 208,195.27 Class A Common Units of Driven, which number of Class A Common Units is subject to adjustment pursuant to clause 3.3 and/or clause 3.5 of the Framework Agreement (the “Merger Consideration”); provided, that in the event that either the Company, Shine or Driven issues any equity securities following the date hereof and prior to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect the increased total number of Shine equity securities or Driven equity securities (as applicable) issued during such period, and (ii) each limited liability company interest in Driven outstanding immediately prior to the Effective Time shall automatically convert into one limited liability company interest in the Surviving Entity.

(b)    No Further Ownership Rights in Equity Securities of the Company. The consideration paid in accordance with the terms hereof shall be deemed to have been paid in full

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satisfaction of all rights pertaining to the equity securities of the Company in issue immediately prior to the Effective Time, and, from and after the Effective Time, the holders of equity securities of the Company immediately prior to the Effective Time shall cease to have any rights with respect to their equity securities of the Company, except as otherwise expressly provided for in this Agreement and by the DLLCA and the Cayman LLC Law. At and after the Effective Time, there shall be no further registration of transfers on the records of the surviving entity of the equity securities of the Company in issue immediately prior to the Effective Time.

Section 2.8    Additional Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of the parties to the Merger or otherwise to carry out this Agreement, the officers of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the parties to the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the parties to the Merger, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF RC IV ICW AND THE COMPANY

RC IV ICW and the Company hereby represent and warrant on a joint and several basis to Driven as follows:

Section 3.1    Organization and Qualification.

(a)    Each of RC IV ICW and the Company is a limited liability company duly organized or registered, validly existing and in good standing under the laws of the Cayman Islands. Each of RC IV ICW and the Company has the requisite limited liability company power and authority to own, lease and operate its material properties and to carry on its businesses as presently conducted.

(b)    Each of RC IV ICW and the Company is qualified or licensed to transact business in each jurisdiction in which the property and assets currently owned, leased or operated by it, or the nature of the business currently conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2    Authority. Each of RC IV ICW and the Company has the requisite organizational power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which RC IV ICW or the Company, as applicable, is (or will be) a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Documents to which RC IV ICW or the Company, as applicable, is (or will be) a party and the performance by RC IV ICW or the Company, as applicable, of its obligations hereunder and thereunder have been duly authorized by all necessary

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organizational action on the part of RC IV ICW or the Company, as applicable. This Agreement has been (and each of the Ancillary Documents to which RC IV ICW or the Company, as applicable, will be a party will be at or prior to the Closing) duly executed and delivered by RC IV ICW or the Company, as applicable, and constitutes (or, in the case of the Ancillary Documents to which RC IV ICW or the Company, as applicable, is (or will be) a party, will constitute when executed) a valid, legal and binding agreement of RC IV ICW or the Company, as applicable (assuming that this Agreement has been and the Ancillary Documents to which RC IV ICW or the Company, as applicable, is (or will be) a party are or will be duly and validly authorized, executed and delivered by the other Persons party thereto at or prior to the Closing), enforceable against RC IV ICW or the Company, as applicable, in accordance with their respective terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 3.3    Capitalization.

(a)    Schedule 3.3 sets forth, as of the date hereof, the aggregate number of issued and outstanding equity securities of RC IV ICW and the Company. As of the date hereof, all of the issued and outstanding equity securities of RC IV ICW and the Company are duly authorized, validly issued, fully-paid and non-assessable. Except as set forth on Schedule 3.3 and as provided in each of RC IV ICW’s and Company’s respective Governing Documents, as of the date hereof, there are no (i) other equity securities of RC IV ICW or the Company issued, reserved for issuance or outstanding, (ii) obligations of RC IV ICW or the Company to issue any equity securities, (iii) outstanding or authorized stock appreciation, phantom stock, profits interests or similar rights with respect to the equity securities of RC IV ICW or the Company and (iv) outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with any holder of equity securities of RC IV ICW or the Company on any matter. Except as provided in RC IV ICW’s or the Company’s respective Governing Documents, no Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of equity securities of RC IV ICW or the Company.

(b)    The Company was formed solely for the purpose of holding equity securities of Shine and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (i) as expressly contemplated herein or in any other Ancillary Document and (ii) liabilities and obligations incidental to its formation and the maintenance of its existence.

Section 3.4    Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Driven set forth in Article 4, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by any Company Group Member of this Agreement or the Ancillary Documents to which RC IV ICW or the Company is (or will be) a party or the consummation by RC IV ICW or the Company of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act and any other applicable antitrust

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laws, (ii) the filing of the Merger Documents for the Merger, (iii) those the failure of which to obtain or make would not reasonably be expected to have a Company Material Adverse Effect, (iv) those that may be required solely by reason of Driven’s (as opposed to any other third party’s) participation in the transactions contemplated hereby, (v) the approval of the managing member of each of RC IV ICW and the Company to the consummation of the transactions contemplated hereby that have been obtained prior to or concurrently with the execution of this Agreement or (vi) applicable requirements, if any, of federal securities laws or state “blue sky” laws. Neither the execution, delivery or performance by RC IV ICW or the Company of this Agreement or the Ancillary Documents to which RC IV ICW or the Company is (or will be) a party nor the consummation by RC IV ICW or the Company of the transactions contemplated hereby or thereby does (or will) (a) conflict with or result in any breach of any provision of any Company Group Member’s Governing Documents, (b) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity having jurisdiction over any Company Group Member or any of their respective properties or assets, or (c) except as contemplated by this Agreement, result in the creation of any Lien upon any of the assets of any Company Group Member, which in the case of any of clauses (b) through (c) above, would prevent or materially delay the Closing.

Section 3.5    Taxes.

(a)    Each of the Company and RC IV ICW has timely prepared and filed (or has had so prepared and filed on its behalf) with the appropriate taxing authorities all material Tax Returns required to be filed with respect to the Company or RC IV ICW, as applicable, and has timely paid (or has had paid on its behalf), except for those Taxes being disputed in good faith or for which adequate reserves have been established in the respective books and records of the Company or RC IV ICW in accordance with UK GAAP, all material Taxes (whether or not shown on any Tax Return), including Taxes the Company or RC IV ICW, as applicable, is obligated to withhold.

(b)    All Tax Returns filed with respect to each of the Company and RC IV ICW are true, complete and correct in all material respects.

(c)    Neither the Company nor RC IV ICW is currently the subject of a Tax audit, examination or other proceeding by any taxing authority that would reasonably be expected to result in liability for a material amount of Taxes.

(d)    Neither the Company nor RC IV ICW has consented to extend the time, or is the beneficiary of any extension of time, in which any material Tax may be assessed or collected by any taxing authority (other than any extension which is no longer in effect), and no request for any such extension is currently pending.

(e)    The Company is and has at all times since its formation been properly classified as a disregarded entity for U.S. federal (and, where applicable, state and local) income Tax purposes. As of the date hereof and at all times since its formation, RC IV ICW is and has been properly classified as a partnership for U.S. federal (and, where applicable, state and local) income Tax purposes. Following the ICW Restructuring, RC IV ICW shall be properly classified as a disregarded entity, or as a partnership, for U.S. federal (and, where applicable, state and local) income Tax purposes.

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EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 3 OF THIS AGREEMENT AND IN THE FRAMEWORK AGREEMENT (IN EACH CASE, AS MODIFIED BY THE SCHEDULES), NO COMPANY GROUP MEMBER MAKES AND NO COMPANY GROUP MEMBER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF RC IV ICW AND THE COMPANY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO DRIVEN OR ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), INCLUDING AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY GROUP MEMBERS’ BUSINESSES OR THEIR ASSETS, AND EACH COMPANY GROUP MEMBER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE COMPANY GROUP MEMBERS’ ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND DRIVEN SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF RC IV ICW AND THE COMPANY SET FORTH IN ARTICLE 3 OF THIS AGREEMENT AND RC IV ICW AND SHINE SET FORTH IN THE FRAMEWORK AGREEMENT.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF DRIVEN

Driven hereby represents and warrants to RC IV ICW and the Company as follows:

Section 4.1    Organization.

(a)    Driven is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite limited liability company power and authority to carry on its business as presently conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)    Driven is qualified or licensed to transact business in each jurisdiction in which the property and assets currently owned, leased or operated by it, or the nature of the business currently conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Driven Material Adverse Effect.

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Section 4.2    Authority. Driven has the requisite organizational power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is (or will be) a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Documents to which Driven is (or will be) a party and the performance by Driven of its obligations hereunder and thereunder have been (or with respect to the Ancillary Documents to which Driven will be a party at or prior to the Closing) duly authorized by all necessary organizational action on the part of Driven and no other proceeding (including by their respective equityholders) on the part of Driven is necessary to authorize this Agreement and each of the Ancillary Documents to which is (or will be) parties or to consummate the transactions contemplated hereby. This Agreement has been (and the Ancillary Documents to which Driven is party will be at or prior to the Closing) duly executed and delivered by Driven and constitutes (or, in the case of the Ancillary Documents, will constitute when executed) a valid, legal and binding agreement of Driven (assuming that this Agreement has been and the Ancillary Documents to which Driven is (or will be) party, are or will be duly and validly authorized, executed and delivered by the other Persons party thereto at or prior to the Closing), enforceable against Driven in accordance with their respective terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 4.3    Capitalization. Schedule 4.3 sets forth, as of the date hereof, the aggregate number of issued and outstanding equity securities of Driven. As of the date hereof, all of the issued and outstanding equity securities of Driven are duly authorized, validly issued, fully-paid and non-assessable. There is a sufficient amount of equity securities of Driven authorized to allow Driven to issue all of the Merger Consideration. Except as set forth on Schedule 4.3 and as provided in the Governing Documents of Driven, as of the date hereof, there are no (i) other equity securities of Driven issued, reserved for issuance or outstanding, (ii) obligations of Driven to issue any equity securities, (iii) outstanding or authorized stock appreciation, phantom stock, profits interests or similar rights with respect to the equity securities of Driven and (iv) outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with the equityholders of Driven on any matter. Except as provided in the Governing Documents of Driven, no Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of equity securities of Driven.

Section 4.4    Consents and Approvals; No Violations. Assuming the truth and accuracy of RC IV ICW’s and the Company’s representations and warranties set forth in Article 3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by Driven of this Agreement or the Ancillary Documents to which Driven is a party or the consummation by Driven of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act and any other applicable antitrust laws, (ii) those which have been obtained on or prior to the Closing Date, (iii) the approval of Sponsor (as defined in the Driven LLCA) (iv) applicable requirements, if any, of federal securities laws or state “blue sky” laws. Assuming the truth and accuracy of the Company’s representations and warranties set forth in Article 3, neither the execution, delivery or performance by Driven of this Agreement or the Ancillary Documents to

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which Driven is (or will be) a party nor the consummation by Driven of the transactions contemplated hereby or thereby does (or will) (a) conflict with or result in any breach of any provision of Driven’s Governing Documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Driven is a party or by which Driven or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity applicable to Driven or any of its properties or assets, except in the case of clauses (b) and (c) above, for violations which would not prevent or materially delay the Closing.

Section 4.5    Taxes. As of the date hereof and at all times since its formation, Driven is and has properly been classified as a partnership for U.S. federal (and, where applicable, state and local) income Tax purposes.

EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 4 OF THIS AGREEMENT AND IN THE FRAMEWORK AGREEMENT (IN EACH CASE, AS MODIFIED BY THE SCHEDULES), NO DRIVEN GROUP MEMBER MAKES AND NO DRIVEN GROUP MEMBER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. DRIVEN, ON BEHALF OF ITSELF AND EVERY OTHER DRIVEN GROUP MEMBER, EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO RC IV ICW OR THE COMPANY OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), INCLUDING AS TO THE CONDITION, VALUE OR QUALITY OF THE DRIVEN GROUP MEMBERS’ BUSINESSES OR THEIR ASSETS, AND DRIVEN, ON BEHALF OF ITSELF AND EVERY OTHER DRIVEN GROUP MEMBER, SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE DRIVEN GROUP MEMBERS’ ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND EACH OF RC IV ICW AND THE COMPANY SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF DRIVEN SET FORTH IN ARTICLE 4 OF THIS AGREEMENT AND IN THE FRAMEWORK AGREEMENT.

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ARTICLE 5

COVENANTS

Section 5.1    Conduct of Business of Shine. Except as contemplated by this Agreement, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall and shall cause each other Company Group Member to, except as consented to in writing by Driven (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in all material respects in the ordinary course consistent with past practice (including any conduct that is reasonably related, complementary or incidental thereto) (which ordinary course of business consistent with past practices shall include the acquisition and sale-leaseback transactions set forth on Schedule 5.1, the transactions contemplated by this Agreement and the conduct of such acquired businesses); provided, that during any period of full or partial suspension of operations related to the coronavirus (COVID-19) pandemic, Shine may, in connection with the coronavirus (COVID-19) pandemic, take such actions as are reasonably necessary (i) to protect the health and safety of the Company Group Members’ employees and other individuals having business dealings with the Company Group Members or (ii) to respond to third-party supply or service disruptions caused by the coronavirus (COVID-19) pandemic; provided, further, that following any such suspension, to the extent that Company Group Members took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary course of business consistent with past practice, to resume conducting its business in the ordinary course of business consistent with past practice in all material respects as soon as reasonably practicable, (b) not make or declare any dividend or distribution in respect of its equity securities, except dividends and distributions by a Company Group Member to any other Company Group Member, (c) not incur, or become obligated to incur, any stay bonuses, retention agreements, guaranteed cash payments or similar payments and (d) not issue any new securities (other than (i) as consented to in writing by Driven (which consent shall not be unreasonably withheld, conditioned or delayed) or (ii) any issuance and allotment of Shine securities pursuant to the exercise of any rights under and in accordance with the Shine Stock Option Plan (as defined in the Framework Agreement)).

Section 5.2    Conduct of Business of Driven. Except as contemplated by this Agreement, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Driven shall and shall cause each other Driven Group Member to, except as consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in all material respects in the ordinary course consistent with past practice (including any conduct that is reasonably related, complementary or incidental thereto) (which ordinary course of business consistent with past practices shall include any acquisitions consistent with the current business of the Driven Group Members (including the transactions contemplated by this Agreement), any indebtedness incurred in connection therewith and the conduct of such acquired business); provided, that during any period of full or partial suspension of operations related to the coronavirus (COVID-19) pandemic, Driven may, in connection with the coronavirus (COVID-19) pandemic, take such actions as are reasonably necessary (i) to protect the health and safety of the Driven Group Members’ employees and other individuals having business dealings with the Driven Group Members or (ii) to respond to third-party supply or service disruptions caused by the coronavirus (COVID-19) pandemic; provided, further, that following any such suspension, to the extent that Driven Group Members took any actions pursuant to the immediately preceding proviso that caused deviations from its

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business being conducted in the ordinary course of business consistent with past practice, to resume conducting its business in the ordinary course of business consistent with past practice in all material respects as soon as reasonably practicable, (b) not make or declare any dividend or distribution in respect of its equity securities, except dividends and distributions by a Driven Group Member to any other Driven Group Member, (c) not incur, or become obligated to incur, any stay bonuses, retention agreements, guaranteed cash payments or similar payments and (d) not issue any new securities (other than as consented to in writing by RC IV ICW (which consent shall not be unreasonably withheld, conditioned or delayed)).

Section 5.3    Tax Matters.

(a)    The parties hereto acknowledge and agree that for U.S. federal income tax purposes (and state and local Tax purposes, as applicable), that the transactions contemplated hereby are intended to be treated as a contribution of equity securities in Shine to Driven in exchange for the Merger Consideration in a transaction described in Section 721(a) of the Code. The parties shall file their U.S. federal, state and local Tax Returns in a manner consistent with the foregoing unless otherwise required by a change in law after the date hereof or a “determination” within the meaning of Section 1313 of the Code.

(b)    Prior to the Closing, Driven shall deliver or cause to be delivered to the Company a certificate, dated as of the Closing Date and sworn under penalty of perjury, pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of Driven does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that ninety percent (90%) or more of the value of the gross assets of Driven does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T).

(c)    Prior to the Closing, the Company shall deliver or cause to be delivered to Driven a certificate, dated as of the Closing Date and sworn under penalty of perjury, in the form of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying that Shine is not a United States real property holding corporation and a notice to be mailed (together with a copy of the certificate) to the Internal Revenue Service in accordance with Treasury Regulations Section 1.897-2(h)(2).

Section 5.4    Access to Information. From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each party hereto shall provide to each other party hereto and its authorized representatives during normal business hours and upon reasonable advance notice reasonable access to all books and records of such party (in a manner so as to not interfere with the normal business operations of such party). Notwithstanding anything to the contrary contained in this Agreement, each party hereto may restrict the foregoing access and shall not be required to provide any information or access (a) that such party reasonably believes could violate applicable Law, rules or regulations or the terms of any applicable agreement (including confidentiality obligations) or cause forfeiture of attorney/client privilege or an attorney work-product privilege or (b) in the event any applicable Governmental Entity restricts or advises against providing physical access due to the coronavirus (COVID-19) pandemic (in which case each party acknowledges that electronic copies of such books and records shall suffice). The terms of the Confidentiality Agreement and the Reverse Confidentiality Agreement, as applicable, shall apply to any information provided pursuant to this Section 5.4.

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Section 5.5    Efforts to Consummate.

(a)    Subject to the terms and conditions herein provided, each of the Company and Driven shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6, (ii) delivery at least five Business Days prior to the Effective Date of the redemption notice, and any instruments in connection therewith, with respect to the right of Shine to elect to redeem all Shine Superpreference Shares that are outstanding as of immediately prior to the Effective Time pursuant to, and in accordance with the terms of, the articles of association of Shine and the other Governing Documents of Shine and (iii) consummation of the ICW Restructuring). Each of the Company and Driven shall use reasonable best efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement. Each party hereto shall make an appropriate filing, if necessary, pursuant to the HSR Act and any applicable foreign antitrust or competition laws with respect to the transactions contemplated by this Agreement promptly (and in any event, within three (3) Business Days in connection with any filings required pursuant to the HSR Act) after the date of this Agreement (and such filing shall request “early termination” of any applicable waiting periods), and shall supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act and any foreign antitrust or competition laws. Each of the Company and Driven agrees to promptly take all actions that are necessary or reasonably advisable or as may be required by any Governmental Entity to expeditiously consummate the transactions contemplated by this Agreement; provided, however, that, notwithstanding anything in this Agreement to the contrary, in no event shall any party hereto be required to take any of the following actions: (i) selling, licensing or otherwise disposing of, or holding separate and agreeing to sell, license or otherwise dispose of, any entities, assets or facilities, (ii) terminating, amending or assigning existing relationships or contractual rights or obligations or (iii) amending, assigning or terminating existing licenses or other agreements or entering into such new licenses or other agreements.

(b)    Nothing in this Agreement shall require any Driven Group Member or any Company Group Member or permit any Company Group Member (without the prior consent of Driven) to litigate with any Governmental Entity or any other Person regarding the transactions contemplated hereby.

(c)    Each party hereto shall promptly notify the other parties hereto of any communication it or its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement and, to the extent permitted by law, permit the other parties hereto to review in advance any proposed communication by it to any Governmental Entity. No party hereto shall agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other parties hereto in advance or is otherwise required by law and, to the extent permitted by such Governmental Entity, gives the other parties hereto the opportunity to attend and participate at such meeting. Each party hereto

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will provide the other parties hereto with copies of all material correspondence, filings or communications between it or any of its representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement. In addition, subject to applicable law, the parties hereto shall consult and cooperate with each other in advance in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the transactions contemplated by this Agreement by or on behalf of any party hereto.

Section 5.6    Indemnification; Directors’ and Officers’ Insurance.

(a)    Each of Driven and the Company agrees that all rights to indemnification or exculpation now existing in favor of the directors, managers, officers, employees and agents of (i) the Company, (ii) Driven and (iii) each Company Group Member, as provided in such entity’s Governing Documents or otherwise in effect as of the date hereof with respect to any matters occurring prior to the Closing Date, shall survive the Closing and shall continue in full force and effect and that such entity will perform and discharge such entity’s obligations to provide such indemnity and exculpation after the Closing. To the maximum extent permitted by applicable law, such indemnification shall be mandatory rather than permissive, and Driven shall cause the applicable Company Group Member to advance expenses in connection with such indemnification as provided in such Company Group Member’s Governing Documents or other applicable agreements. The indemnification and liability limitation or exculpation provisions of the Company Group Members’ Governing Documents shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would be less favorable than the rights currently set forth therein of individuals who, as of the Closing Date or at any time prior to the Closing Date, were directors, officers, employees or agents of any Company Group Member, unless such modification is required by applicable law.

(b)    Driven shall purchase through an insurance broker designated by Driven (in its sole discretion) and maintain in effect beginning on the Closing and for a period of six years thereafter without any lapses in coverage, “tail” policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by any Company Group Member’s or Driven Group Member’s, as applicable, directors’ and officers’ liability insurance policies as of the date hereof or at the Closing with respect to matters occurring prior to the Closing; provided, that notwithstanding the foregoing, with respect to each such policy, Driven shall not be required to pay more than 300% of the most recent aggregate annual premiums paid by Shine or Driven, as applicable, for directors’ and officers’ liability insurance coverage maintained by the Company Group Members or Driven Group Members, as applicable, as of the date hereof (with respect to each such policy, the “Insurance Cap”). Each such policy shall provide coverage that is at least equal to the coverage provided under the Company Group Members’ or the Driven Group Members’, as applicable, current directors’ and officers’ liability insurance policies; provided, that, in each case, Driven may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Closing Date; provided, further, that, with respect to each policy, if such policy is not available at a cost not greater than the Insurance Cap for such policy, then Driven shall obtain as much coverage as is possible under substantially similar policies at a cost up to, but not to exceed, such Insurance Cap.

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(c)    The directors, officers, employees and agents of each Company Group Member entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.6 are intended to be third party beneficiaries of this Section 5.6. This Section 5.6 shall survive the Closing and shall be binding on all successors and assigns of Driven.

Section 5.7    Transfer Taxes. Driven shall be liable for, and shall pay, in a due and timely manner any sales, use, value added, documentary, stamp duty, gross receipts, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar Taxes (“Transfer Taxes”) arising out of or in connection with or attributable to the transactions contemplated by this Agreement. Driven shall prepare all Tax Returns in respect of Transfer Taxes and the other parties hereto shall use commercially reasonable efforts to cooperate in the preparation and filing of such returns.

Section 5.8    No Public Disclosure.Prior to the Closing, no press release or public announcement related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, shall be issued or made by any party hereto (nor will any party permit any of its advisors or Affiliates to do any thereof) without the prior approval of Driven and RC IV ICW; provided, that the foregoing restriction shall not apply to (a) press releases or public announcements which, in the reasonable opinion of counsel, are required by applicable law, in which case Driven and RC IV ICW, as the case may be, shall be afforded a reasonable opportunity to review and comment on such press release, announcement or communication prior to its issuance, distribution or publication, (b) disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, or (c) customary disclosures by any party hereto or any Affiliate thereof which is a private equity or other investment fund to its investors or potential investors who are subject to customary confidentiality restrictions.

Section 5.9    Section 280G Approval. The Company shall, or shall cause Shine to, as soon as practicable following the date of this Agreement and in no event later than 10 Business Days prior to the Closing Date, (i) use its reasonable best efforts to secure from each Person who has a right to any payments or benefits or potential right to any payments or benefits that would be deemed to constitute “parachute payments” (within the meaning of Section 280G of the Code) a waiver, subject to the approval described in clause (ii), of such Person’s rights to all of such parachute payments that are equal to or in excess of three times such Person’s “base amount” (within the meaning of Section 280G of the Code) less one dollar (the “Waived 280G Benefits”) and (ii) solicit the approval of the stockholders of Shine, to the extent and in the manner required under Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder, of any Waived 280G Benefits. No later than five Business Days prior to the Closing Date, the Company shall, or shall cause Shine to, deliver to Driven (and to Driven’s legal counsel) a written certification that either (A) the requisite vote was obtained with respect to the Waived 280G Benefits (the “280G Approval”) or (B) the 280G Approval was not obtained and, as a consequence, any Waived 280G Benefits have not been and shall not be made or provided, and any previously paid or provided Waived 280G Benefits shall be returned or recovered. Not less than three Business Days prior to distributing any material relating to such vote (including any waivers,

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consents or disclosure statements), the Company shall, or shall cause Shine to, provide Driven with drafts of such materials (which shall be subject to Driven’s reasonable review and comment) along with its analysis under Section 280G of the Code. Nothing in this Section 5.9 shall be construed as requiring any specific outcome to the vote described herein.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.1    Conditions to the Obligations of RC IV ICW, the Company and Driven. The obligations of RC IV ICW, the Company and Driven to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable law, waiver by the party for whose benefit such condition exists) of the following conditions:

(a)    any applicable waiting periods under the HSR Act and any other applicable antitrust laws relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b)    no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; and

(c)    each Roark Fund LPAC shall have approved the transactions contemplated by this Agreement.

Section 6.2    Other Conditions to the Obligations of Driven. The obligations of Driven to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Driven of the following further conditions:

(a)    each of the representations and warranties of RC IV ICW and the Company set forth in Article 3 hereof shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” and other similar phrases) as of the date of this Agreement and as of immediately prior to the Closing, as though made as of such time, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct as of the specified date and (ii) to the extent that the facts, events and circumstances that cause such representations and warranties set forth in Article 3 to not be true and correct as of such dates have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b)    each of the representations and warranties set forth on Annex 3 of the Framework Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material” or “materially” and other similar phrases) as of the date of this Agreement and as of immediately prior to the Closing, as though made as of such time, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct as of the specified date and (ii) to the extent that the facts, events and circumstances that

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cause such representations and warranties set forth on Annex 3 of the Framework Agreement to not be true and correct as of such dates have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(c)    RC IV ICW and the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by RC IV ICW and the Company under this Agreement on or prior to the Closing Date;

(d)    RC IV ICW, the Company and Shine shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by RC IV ICW, the Company or Shine, as applicable, under the Framework Agreement on or prior to the Closing Date; and

(e)    since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

Section 6.3    Other Conditions to the Obligations of RC IV ICW and the Company. The obligations of RC IV ICW and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by RC IV ICW and the Company of the following further conditions:

(a)    each of the representations and warranties of Driven set forth in Article 4 hereof shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Driven Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” and other similar phrases) as of the date of this Agreement and as of immediately prior to the Closing as though made on and as of such time, except to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct in all material respects as of the specified date, in each case, except where the failure of such representations and warranties to be so true and correct has not had and would not be reasonably expected to have a Driven Material Adverse Effect and

(b)    each of the representations and warranties set forth on Annex 4 of the Framework Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material” or “materially” and other similar phrases) as of the date of this Agreement and as of immediately prior to the Closing, as though made as of such time, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct as of the specified date and (ii) to the extent that the facts, events and circumstances that cause such representations and warranties set forth on Annex 4 of the Framework Agreement to not be true and correct as of such dates have not had and would not reasonably be expected to have a Driven Material Adverse Effect;

(c)    Driven shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement on or prior to the Closing Date;

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(d)    Driven shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Framework Agreement on or prior to the Closing Date; and

(e)    since the date of this Agreement, there shall not have been any Driven Material Adverse Effect.

Section 6.4    Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to cause the Closing to occur, as required by (and subject to the limitations of) Section 5.5.

ARTICLE 7

NO SURVIVAL

Section 7.1    No Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any certificate delivered hereunder, including any rights arising out of any inaccuracy or breach of such representations, warranties, covenants, and agreements, shall survive the Closing or the termination of this Agreement, except for those covenants and agreements contained herein that by their terms are to be performed by a party after the Closing, but only to the extent such covenants and agreements are to be performed after the Closing; provided, that nothing in this Section 7.1 shall be construed to modify, limit or supersede Section 8.3.

Section 7.2    No Liability. Without limiting the foregoing Section 7.1 and notwithstanding anything in this Agreement or any Transaction Document to the contrary, none of RC IV ICW, the Company or Driven and their respective Affiliates, including after the Closing, the Surviving Entity, shall have any recourse under this Agreement, or the negotiation, execution, or performance of this Agreement or any Transaction Document in connection with the transactions contemplated by this Agreement and the Transaction Documents against, and no liability of any nature in respect of the obligations of any party under this Agreement or any Transaction Document shall attach to, be imposed on or otherwise be incurred by, any equityholder of the Company or Driven or any of their respective past, present or future Affiliates, owners, managers, members, general or limited partners, directors, officers, employees, agents, advisors or representatives, whether pursuant to any legal action, the enforcement of any assessment or by virtue of any applicable law.

ARTICLE 8

TERMINATION; AMENDMENT; WAIVER

Section 8.1    Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)    by mutual written consent of Driven and the Company;

(b)    by Driven, if any of the representations or warranties of RC IV ICW or the Company set forth in Article 3 shall not be true and correct or if the Company has failed to perform or comply with any covenant or agreement of the Company set forth in this Agreement (including

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an obligation to consummate the Closing) such that the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform or comply with any covenant or agreement, as applicable, is not cured within 30 days after written notice thereof is delivered to the Company; provided, that Driven shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if Driven is then in material violation or breach of any of its covenants, obligations, representations or warranties set forth in this Agreement;

(c)    by the Company, if any of the representations or warranties of Driven set forth in Article 4 shall not be true and correct or if Driven has failed to perform or comply with any covenant or agreement on the part of Driven set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform or comply with any covenant or agreement, as applicable, is not cured within 30 days after written notice thereof is delivered to Driven; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if the Company is then in material violation or breach of any of its covenants, obligations, representations or warranties set forth in this Agreement;

(d)    by Driven, if the Merger shall not have been consummated on or prior to January 6, 2021 (the “Outside Date”); provided, however, that Driven may not terminate this Agreement pursuant to this Section 8.1(d) if the failure to consummate the Merger on or before the Outside Date is the result of a breach by Driven of its representations, warranties, obligations or covenants under this Agreement;

(e)    by the Company or Shine, if the Closing shall not have been consummated on or prior to the Outside Date; provided, however, that neither the Company nor Shine may terminate this Agreement pursuant to this Section 8.1(e) if the failure to effect the Merger on or before the Outside Date is the result of a breach by RC IV ICW or the Company of either of their respective representations, warranties, obligations or covenants under this Agreement; or

(f)    by the Company or Driven, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, that the party hereto seeking to terminate this Agreement pursuant to this Section 8.1(f) shall have complied in all material respects with its obligations and covenants under this Agreement in seeking to remove such order, decree, ruling, judgment or injunction.

Section 8.2    Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other parties to this Agreement.

Section 8.3    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of RC IV ICW, the Company or Driven or their respective officers, directors or equityholders) with the exception of the provisions of this Section 8.3 and Article 9; provided, however, that no party hereto will be relieved of any liability for any willful

23

breach of this Agreement prior to such termination. For purposes of this Section 8.3, “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause a material breach of this Agreement.

ARTICLE 9

MISCELLANEOUS

Section 9.1    Entire Agreement; Assignment. This Agreement, the Ancillary Documents and the Framework Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and none of the parties hereto are relying on any such prior agreements or understandings. Each of the parties hereto has relied on the results of its own independent investigation and verification and the representations and warranties, covenants and other agreements of the other parties hereto expressly and specifically set forth in this Agreement and the Framework Agreement or any exhibit, schedule or certificate delivered pursuant to this Agreement and the Framework Agreement. Such representations and warranties constitute the sole and exclusive representations and warranties of the parties hereto in connection with the transactions contemplated hereby, and each of the parties hereto understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied are specifically disclaimed by the parties hereto and have not relied, and are not relying, on any such other representations and warranties. This Agreement may not be assigned by any party hereto (whether by operation of law or otherwise), without the prior written consent of Driven and the Company. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.1 shall be void ab initio.

Section 9.2    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, E-mail (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

To Driven, the Surviving Company or to the Company (after the Closing):

c/o Driven Investor LLC

440 S. Church Street, Suite 700

Charlotte, NC 28202

Attention:        Scott O’Melia

E-mail:            scott.omelia@drivenbrands.com

and

c/o Roark Capital Acquisition LLC

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

Attention:        Stephen D. Aronson

E-mail:            sda@roarkcapital.com

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with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:        Jeffrey D. Marell; Sarah Stasny

E-mail:            jmarell@paulweiss.com; sstasny@paulweiss.com

To RC IV ICW or the Company (prior to the Closing):

c/o RC IV Cayman ICW LLC

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

Attention:        Paul Ginsberg

E-mail:            pginsberg@roarkcapital.com

and

c/o Roark Capital Acquisition LLC

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

Attention:        Stephen D. Aronson

E-mail:            sda@roarkcapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention:        John Reiss; Patrick Sarch

E-mail:            jreiss@whitecase.com; patrick.sarch@whitecase.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 9.3    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 9.4    Fees and Expenses. Except as otherwise set forth in this Agreement, in the event (i) the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by Driven, or (ii) the Closing does not occur, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party hereto incurring such fees or expenses.

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Section 9.5    Construction; Interpretation. The term “this Agreement” means this Agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing or enforcing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; and (v) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

Section 9.6    Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding” and the word “through” means “to and including.” Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day that is a Business Day.

Section 9.7    Exhibit and Schedules. All Exhibits and Schedules or other documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any item or matter referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if the relevance of such disclosure to such other section is readily apparent.

Section 9.8    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, (i) RC IV ICW, the Company (prior to the Closing) and the holders of equity securities of Shine are third party beneficiaries of Section 7.1 and (ii) the directors, officers, employees and agents of each of the Company, Driven and each Company Group Member, each prior to the Closing, are third party beneficiaries of Section 5.6.

Section 9.9    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or

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other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.10    Amendment. Prior to the Closing, subject to applicable law and Section 9.11, this Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Company and Driven. After the Closing, subject to applicable law, this Agreement may be amended or modified only by written agreement executed and delivered by duly authorized officers of the Surviving Entity and Driven. This Agreement may not be modified or amended except as provided in the immediately preceding two sentences and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 9.10 shall be void.

Section 9.11    Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of Driven contained herein, (b) waive any inaccuracies in the representations and warranties of Driven contained herein or in any document, certificate or writing delivered by Driven pursuant hereto or (c) waive compliance by Driven with any of the agreements or conditions contained herein. Driven may, at any time, (i) extend the time for the performance of any of the obligations or other acts of the Company contained herein, (ii) waive any inaccuracies in the representations and warranties of RC IV ICW or the Company contained herein or in any document, certificate or writing delivered by RC IV ICW or the Company pursuant hereto or (iii) waive compliance by the Company with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.12    Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 9.13    Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a

27

jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 9.14    Jurisdiction and Venue. Each of the parties hereto (i) submits to the exclusive jurisdiction of the state and federal courts of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.14, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

Section 9.15    Waivers; Terminations.

(a)    Recognizing that Paul, Weiss, Rifkind, Wharton & Garrison LLP has acted as legal counsel to the Driven Group Members prior to the Closing, and that Paul, Weiss, Rifkind, Wharton & Garrison LLP intends to act as legal counsel to Driven and its Affiliates (which will include the Driven Group Members) after the Closing, the Company hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Paul, Weiss, Rifkind, Wharton & Garrison LLP representing Driven and its Affiliates after the Closing to the extent such representation relates to any Company Group Member or the transactions contemplated herein (including in respect of litigation). In addition, all communications involving attorney-client confidences between Driven or the Driven Group Members and Paul, Weiss, Rifkind, Wharton & Garrison LLP in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to Driven or the Driven Group Members (and not the Company or the Company Group Members). Accordingly, the Company Group Members shall not have access to the files of Paul, Weiss, Rifkind, Wharton & Garrison LLP relating to its engagement, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Driven shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Company Group Members shall be a holder thereof, (ii) to the extent that files of Paul, Weiss, Rifkind, Wharton & Garrison LLP in respect of such engagement constitute property of the client, only Driven (and not the Driven Group Members) shall hold such property rights and (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Driven Group Members by reason of any attorney-client relationship between Paul, Weiss, Rifkind, Wharton & Garrison LLP and any of the Driven Group Members or otherwise, provided, however, that, notwithstanding the foregoing, after the Closing, a Driven Group Member may assert the attorney-client privilege to prevent disclosure of any such attorney-client communications or files to any third party (other than the Driven Group Members).

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(b)    Recognizing that White & Case LLP has acted as legal counsel to the Company and the Company Group Members prior to the Closing, and that White & Case LLP intends to act as legal counsel to the Company Group Members and their Affiliates (which will include the Company Group Members) after the Closing, Driven hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with White & Case LLP representing the Company Group Members and their Affiliates after the Closing to the extent such representation relates to any Company Group Member or the transactions contemplated herein (including in respect of litigation). In addition, all communications involving attorney-client confidences between the Company, the Company Group Members or White & Case LLP in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to the Company Group Members (and not the Driven Group Members). Accordingly, the Driven Group Members shall not have access to the files of White & Case LLP relating to its engagement, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) the Company Group Members shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Driven Group Members shall be a holder thereof, (ii) to the extent that files of White & Case LLP in respect of such engagement constitute property of the client, only the Company Group Members (and not the Driven Group Members) shall hold such property rights and (iii) White & Case LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Company Group Members by reason of any attorney-client relationship between White & Case LLP and any of Company Group Members or otherwise, provided, however, that, notwithstanding the foregoing, after the Closing, a Company Group Member may assert the attorney-client privilege to prevent disclosure of any such attorney-client communications or files to any third party (other than the Driven Group Members).

Section 9.16    Release of Claims.

(a)    Each of RC IV ICW and the Company, for itself and all its equityholders and each of their respective successors, assigns and heirs and all Persons claiming under or through it or any of them (collectively, the “RC IV ICW Releasors”), hereby releases and forever discharges, effective at the Effective Time, without the need for any further action, any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, judgments, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, whether at law or in equity, matured or unmatured, known or unknown, suspected and unsuspected, asserted or unasserted, absolute or contingent, accrued or unaccrued, disclosed and undisclosed, and whether due or to become due, for damages actual and consequential, contingent or liquidated or otherwise, past, present and future that he, she or it ever had, now has or hereafter can, shall or may have against Driven or its past and present parent and subsidiary companies, other equityholders thereof and all of their respective current and former directors, officers, partners, members, managers, shareholders, employees, agents, counsel, assigns and Affiliates (collectively, “RC IV ICW Releasees”), whether directly or derivatively, arising contemporaneously with or prior to the consummation of the Merger, or on account of or arising out of any act, omission, transaction, matter, cause or event

29

occurring contemporaneously with or up to and including the Effective Time, including, without limitation, (a) any liability arising out of any action of the managing member of RC IV ICW or the Company, as applicable, related to approval, negotiation or evaluation of the Merger and adoption of this Agreement or any other agreement contemplated herein or consummation of the transactions contemplated hereunder, (b) any liability arising from or relating to RC IV ICW or the Company or their respective business, operations, assets or liabilities, (c) any liability arising from or relating to the equity securities of RC IV ICW or the Company, (d) any liability arising from or relating to any and all agreements and obligations relating to RC IV ICW or the Company, as applicable, entered into or incurred on, prior to or as of the Effective Time, and (e) any liability in respect of any event occurring or circumstances existing on, prior to or as of the Effective Time relating to any of the foregoing matters (the “RC IV ICW Release”). Notwithstanding the foregoing, the RC IV ICW Release shall not include any claims, actions, causes of action, proceedings, suits, rights or demands brought by or asserted by any of RC IV ICW Releasors with respect to any of the following, or any liabilities, damages, costs, losses, debts or expenses (including attorney’s fees and costs incurred) arising out of or resulting from any of the following: (i) any rights such RC IV ICW Releasor may have in his, her or its capacity as an employee or consultant of any Company Group Member (which includes without limitation any rights the RC IV ICW Releasor may have under an employment agreement, offer letter or consulting agreement with any Company Group Member), or (ii) the right to the payment of the Merger Consideration. Each of RC IV ICW and the Company, on behalf of itself and the RC IV ICW Releasors, hereby irrevocably (x) covenants to refrain, from and after the Effective Time, from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claim or proceeding of any kind against any RC IV ICW Releasee before any court, administrative agency or other forum by reason of any matters released hereby, and (y) expressly waives the benefit of any statute or rule of law, which, if applied to the RC IV ICW Release, would otherwise exclude from its binding effect any claim not known by the undersigned as of the Effective Time.

(b)    Driven, for itself and all its equityholders and each of their respective successors, assigns and heirs and all Persons claiming under or through it or any of them (collectively, the “Driven Releasors”), hereby releases and forever discharges, effective at the Effective Time, without the need for any further action, any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, judgments, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, whether at law or in equity, matured or unmatured, known or unknown, suspected and unsuspected, asserted or unasserted, absolute or contingent, accrued or unaccrued, disclosed and undisclosed, and whether due or to become due, for damages actual and consequential, contingent or liquidated or otherwise, past, present and future that he, she or it ever had, now has or hereafter can, shall or may have against RC IV ICW or the Company or their respective past and present parent and subsidiary companies, other equityholders thereof and all of their respective current and former directors, officers, partners, members, managers, shareholders, employees, agents, counsel, assigns and Affiliates (collectively, “Driven Releasees”), whether directly or derivatively, arising contemporaneously with or prior to the consummation of the Merger, in each case on account of or arising out of the approval, negotiation or evaluation of the Merger and adoption of this Agreement or any other agreement contemplated herein or consummation of the transactions contemplated hereunder (the “Driven Release”). Driven, on behalf of itself and the Driven Releasors, hereby irrevocably (x) covenants to refrain, from and after the Effective Time, from, directly or indirectly, asserting any claim or demand, or

30

commencing, instituting or causing to be commenced, any claim or proceeding of any kind against any Driven Releasee before any court, administrative agency or other forum by reason of any matters released hereby, and (y) expressly waives the benefit of any statute or rule of law, which, if applied to the Driven Release, would otherwise exclude from its binding effect any claim not known by the undersigned as of the Effective Time.

Section 9.17    Remedies.

(a)    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that prior to the valid termination of this Agreement pursuant to Article 8, the sole recourse for each of the Company, RC IV ICW or Driven shall be to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Company, any Company equityholder, Driven, any Driven equityholder or RC IV ICW is entitled at law or in equity.

(b)    Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

*    *    *    *    *

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

RC IV CAYMAN ICW LLC

By:	/s/ Stephen Aronson
	Name:	Stephen Aronson
	Title:	Manager

RC IV ICW MERGER SUB LLC

By:	/s/ Stephen Aronson
	Name:	Stephen Aronson
	Title:	Manager

[Signature Page to Agreement and Plan of Merger]

DRIVEN INVESTOR LLC

By:	/s/ Stephen Aronson
	Name:	Stephen Aronson
	Title:	Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Managers and Officers of the Surviving Entity

Managers:

Neal Aronson

Jonathan Fitzpatrick

Rick Puckett

John Snodgrass

Peter Swinburn

Mike Thompson

Chad Hume

Officers:

Jonathan Fitzpatrick	CEO & President
Scott O’Melia	EVP & Secretary
Tiffany Mason	EVP & CFO

Exhibit B

Form of Plan of Merger

[See attached.]

PLAN OF MERGER

This Plan of Merger is made on              2020 by RC IV Cayman ICW LLC, a limited liability company registered in the Cayman Islands, with its registered office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (the “RC IV ICW”), RC IV ICW Merger Sub LLC, a limited liability company registered in the Cayman Islands, with its registered office at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Merging Company”) and Driven Investor LLC, a Delaware limited liability company, with its registered office at [                    ] (the “Surviving Company”) pursuant to the provisions of the Limited Liability Companies Law (2020 Revision) of the Cayman Islands (the “Cayman Law”) and the applicable provisions of the laws of the State of Delaware, United States of America (“Delaware Law”).

Reference is made to that certain agreement and plan of merger (the “Merger Agreement“) dated as of              2020 by and among RC IV ICW, the Merging Company and the Surviving Company, attached hereto as Exhibit A.

IT IS AGREED as follows:

1	The Surviving Company and the Merging Company (the “Constituent Companies”) are the constituent entities (as defined under Cayman Law and Delaware Law).

2	The surviving entity (as defined under Cayman Law and Delaware Law) that results from the merger of the Constituent Companies (the “Merger”) is the Surviving Company.

3	The registered office of each of the Constituent Companies is set out in the preamble to this Plan of Merger.

4

It is intended that the Merger shall take effect on the date the Merger Agreement and this Plan of Merger is filed with the Secretary of State of the State of Delaware, United States of America and registered by the Registrar of Companies in the Cayman Islands (the “Effective Date”).

5	The Surviving Company has, immediately prior to the Effective Date, two classes of units, designated as Class A Common Units and Class B Common Units.

6	The Merging Company has, immediately prior to the Effective Date, one class of LLC interests.

7

On the Effective Date, the rights, the property of every description, including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company and the Surviving Company shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

8

The terms and conditions of the Merger, including the manner and basis of converting the LLC interests in the Merging Company into Class A Common Units in the Surviving Company, are as described in the Merger Agreement.

9

The LLC interests of the Surviving Company (which, for the avoidance of doubt, are the Class A Common Units and Class B Common Units in the Surviving Company) shall have such rights as are set out in the limited liability company agreement of the Surviving Company (the “Constitutional Documents”).

10

The Constitutional Documents of the Surviving Company (the equivalent of a registration statement (as defined in the Cayman Law) for the purposes of section 51(12)(b) of the Cayman Law) immediately prior to the Merger shall be its Constitutional Documents after the Merger, without amendment.

11	No manager of the Surviving Company or the Merging Company will receive any amount or benefit paid or payable consequent upon the Merger.

12	Neither Constituent Company has any secured creditors.

13	The names and addresses of the managers of the Surviving Company as at the Effective Date are as follows:

Name	Address
Neal Aronson	All of 1180 Peachtree Street, N.E., Atlanta,
Mike Thompson	Georgia 30309-3521, USA
Chad Hume
Jonathan Fitzpatrick
Rick Puckett
John Snodgrass
Peter Swinburn

14

This Plan of Merger has been approved in accordance with Delaware Law and Cayman Law by the respective members and managers of both Constituent Companies and all consents (if any) required pursuant to the Cayman Law have been obtained.

15

Each of the Constituent Companies agrees and undertakes that it will, and will procure that a member of its respective managers will, provide and execute such certificates, documents, declarations, undertakings and confirmations, as may be required pursuant to Delaware Law or Cayman Law in order to consummate the Merger.

[Remainder of page left intentionally blank]

2

Each of the undersigned, being a manager of each of the parties hereto, has executed this Plan of Merger, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, on the date first above written.

RC IV CAYMAN ICW LLC

By:
Name:
Title:

RC IV ICW MERGER SUB LLC

By:
Name:
Title:

DRIVEN INVESTOR LLC

By:
Name:
Title:

Exhibit C

Form of Limited Liability Company Agreement of the Surviving Entity

[See attached.]

DRIVEN INVESTOR LLC

LIMITED LIABILITY COMPANY AGREEMENT

DATED AS OF [●], 2020

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO THE TERMS SET FORTH HEREIN, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, IN ADDITION TO COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN OF THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO VESTING PROVISIONS, REPURCHASE OPTIONS, ADDITIONAL RESTRICTIONS ON TRANSFER, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS, A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST TO THE COMPANY AND WITHOUT CHARGE.

- i -

ARTICLE VI MANAGEMENT		32
6.1	Authority of Board	32
6.2	Composition of the Board	36
6.3	Board Actions; Meetings	37
6.4	Delegation of Authority; Committees; Subsidiaries	39
6.5	Officers	39
6.6	Standard of Care; Fiduciary Duties	40
6.7	Members Actions	41
6.8	Lack of Authority	41

ARTICLE VII LIMITED LIABILITY; EXCULPATION; INDEMNIFICATION		42
7.1	Limitation of Liability; Observance of Formalities; Return of Distributions	42
7.2	No Right of Partition	42
7.3	Exculpation of Managers	42
7.4	Right to Indemnification for Managers and Officers	43
7.5	Investment Opportunities and Conflicts of Interest	45
7.6	Confidentiality	46

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS; INSPECTION		47
8.1	Records and Accounting	47
8.2	Reports	48
8.3	Transmission of Communications	48

ARTICLE IX TAX MATTERS		48
9.1	Preparation of Tax Returns	48
9.2	Tax Elections	48
9.3	Tax Controversies	48
9.4	Code §83 Safe Harbor Election	50

ARTICLE X TRANSFER OF UNITS		51
10.1	Generally	51
10.2	Tag Along Rights	51
10.3	Approved Sale	52
10.4	Effect of Assignment	54
10.5	Additional Restrictions on Transfer	55
10.6	Transfer Fees and Expenses	56
10.7	Void Transfers	56
10.8	Initial Public Offering	57

ARTICLE XI DISSOLUTION AND LIQUIDATION		58
11.1	Dissolution	58
11.2	Liquidation and Termination	58
11.3	Securityholders Agreement	59
11.4	Cancellation of Certificate	59
11.5	Reasonable Time for Winding Up	60
11.6	Return of Capital	60
11.7	Hart-Scott-Rodino	60

- ii -

ARTICLE XII VALUATION		60
12.1	Valuation of Units	60
12.2	Valuation of Securities	60
12.3	Valuation of Other Assets	61

ARTICLE XIII GENERAL PROVISIONS		61
13.1	Amendments	61
13.2	Title to the Company Assets	61
13.3	Remedies	62
13.4	Successors and Assigns	62
13.5	Severability	62
13.6	Counterparts; Binding Agreement	62
13.7	Descriptive Headings; Interpretation	63
13.8	Applicable Law	63
13.9	Addresses and Notices	64
13.10	Creditors	64
13.11	No Waiver	65
13.12	Further Action	65
13.13	Offset Against Amounts Payable	65
13.14	Entire Agreement	65
13.15	Delivery by Electronic Means	65
13.16	Survival	65
13.17	Certain Acknowledgments	66
13.18	WAIVER OF JURY TRIAL	66

SCHEDULES

Unit Ownership Ledger

- iii -

DRIVEN INVESTOR LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (this “Agreement”), dated as of [●], 2020, of DRIVEN INVESTOR LLC, a Delaware limited liability company (the “Company”), is entered into by the Company.

The Company was formed as a limited liability company under the Delaware Act by filing a Certificate of Formation with respect thereto with the Secretary of State of the State of Delaware on April 9, 2015 (the “Certificate”). In connection with the consummation of the merger of the Company contemplated by that certain Agreement and Plan of Merger, dated as of [●], 2020, between the Company and RC IV Cayman ICW Merger Sub LLC (the “Merger”), the Company is adopting this Agreement as the limited liability company agreement of the Company in order to establish the relationship among the Members.

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein have the following meanings:

“Additional Member” means a Person validly admitted to the Company as a Member pursuant to Section 3.2.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.4(a).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession. directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities. by contract or otherwise.

“Agreement” means this limited liability company agreement, as it may be amended, modified and/or waived from time to time.

“Annual Tax Liability” has the meaning set forth in Section 5.1(a).

“Applicable Matters” has the meaning set forth in Section 13.8.

“Applicable Tax Rate” means, with respect to the applicable calendar year, the rate that is the greater of (x) 40.0% and (y) the rate determined in good faith by the Board and Sponsor to be the sum of the highest maximum marginal federal, state and local income Tax rates then applicable to any holder or indirect holder of Common Units (or its partners or members, as applicable) based on the information available to the Board (taking into account the character of such Taxable income and any deductibility of state and local income Tax for federal income Tax purposes), and including the so-called net investment income tax under Code Section 1411.

“Approved Business Plans” has the meaning set forth in Section 6.1(b)(i).

“Approved Sale” has the meaning set forth in Section 10.3(a).

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, as applicable. but who has not become a Member pursuant to Section 3.3.

“Assumed Equity Plan” means each equity incentive compensation plan assumed by the Company with the approval of the Board in connection with the acquisition of equity interests or assets of another entity.

“Base Rate” means, as of any date of determination, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Board” means the board of managers of the Company established pursuant to Section 6.2, which shall have the power and authority described in this Agreement.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income Tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments (as determined by the Board)) by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d)-(g); provided that in the case of permitted adjustments, the Company chooses to make such adjustments; provided further that the Book Value of any asset contributed to the Company shall be equal to the Fair Market Value.

“Business” means the business carried on by the Company and the Company Subsidiaries, including merchant acquiring, credit and debit card transaction processing and other businesses and activities ancillary thereto.

“Business Opportunities” has the meaning set forth in Section 7.5.

“Capital Account” means the capital account maintained for a Member pursuant to Article IV and the other applicable provisions of this Agreement.

“Capital Contributions” means any cash or cash equivalents or the Fair Market Value of other property that a Member contributes or is deemed to have contributed to the Company with respect to any Unit pursuant to Sections 3.7 and 3.8 or Section 4.4, net of any liabilities assumed by the Company for such Member in connection with such contribution and net of any liabilities to which the assets contributed by such Member are subject. All Capital Contributions shall be reflected on the Unit Ownership Ledger.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

“Chosen Court” has the meaning set forth in Section 13.8.

“Chosen Courts” has the meaning set forth in Section 13.8.

“Class A Common Unit” means a unit having the rights and obligations specified with respect to a Class A Common Unit in this Agreement.

“Class B Common Unit” means a unit having the rights and obligations specified with respect to a Class B Common Unit in this Agreement.

“Code” means the United States Internal Revenue Code of 1986. as amended from time to time.

“Common Units” means the Class A Common Units and Class B Common Units.

“Company” means DRIVEN INVESTOR LLC, a Delaware limited liability company.

“Company Income Amount” has the meaning set forth in Section 5.1(a).

“Company Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).

“Company Subsidiary” means any corporation, limited liability company, partnership, association or business entity of which the Company owns, directly or indirectly, more than 50% of the outstanding voting Equity Securities of such entity.

“Confidential Information” has the meaning set forth in Section 7.6.

“Corporate Conversion” has the meaning set forth in Section 10.8(a).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. § 18- 101, et seq., as it may be amended from time to time, and any successor thereto.

“Disposal” has the meaning set forth in Section 6.1(b)(xiii).

“Distribution” means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities and whether by liquidating distribution, redemption, repurchase or otherwise; provided that notwithstanding the foregoing, none of the following shall be deemed to be a Distribution hereunder: (i) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment of an employee of the Company, any Company Subsidiary or any Affiliate of the Company, (ii) any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units, (iii) any repurchase of Units pursuant to any right of first refusal or repurchase right in favor of the Company, (iv) any exchange or conversion of securities of the Company in which the Percentage Ownership of each Member immediately prior to such exchange or conversion is the same as the Percentage Ownership of such Member immediately after such exchange or conversion, and (v) Tax Distributions.

“Electing Members” has the meaning set forth in Section 10.2(a).

“Employment Agreement” means any employment agreement, retention agreement, consulting agreement, confidentiality agreement, non-compete agreement, non-solicit agreement, management agreement or any similar agreement to which the Company and/or any Company Subsidiary is a party, each as amended, modified and/or waived from time to time.

“Entitled Member” means a Member who (i) is an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder, or (ii) has not breached any non-competition, confidentiality, non-solicitation or similar agreement with the Company, any Company Subsidiary or any Affiliate of the Company.

“Equity Agreement” means any agreement entered into by a Management Investor (or natural person that after such acquisition will become a Management Investor) and the Company (and approved by the Board and the Sponsor) in connection with the acquisition or potential acquisition by such Person of Units or the admission of such Person as a Member (including any grant or award agreement under an Assumed Equity Plan that is assumed by the Company (and approved by the Board and the Sponsor)).

“Equity Securities” means (i) Units, stock or other equity interests (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board (subject to Section 6.1(b)), including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of Units, stock and other equity interests, and including any profits interests), (ii) obligations, indebtedness, evidences of indebtedness, pledges or other securities or interests convertible or exchangeable into Units, stock or other equity interests and (iii) warrants, options or other rights to purchase or otherwise acquire Units, stock or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, disability, adjudication of incapacity or incompetence, disassociation, Transfer of all of a Member’s Units, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates under this Agreement (or that could terminate under the Delaware Act) the continued status of a Person as a Member.

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XII.

“Family Group” means, with respect to a Person who is a natural person, (i) such natural person’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such natural person’s executor or personal representative, (iii) any trust. the trustee of which is such natural person or such natural person’s executor or personal representative or such natural person’s spouse and which at all times is and remains solely for the benefit of such natural person and/or such natural person’s relatives (as defined herein), and (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such natural person or such natural person’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such natural person, such natural person’s relatives and/or the trusts described in clause (iii) above.

“First Redemption Notice” has the meaning set forth in Section 3.14(a).

“Fiscal Quarter” means each calendar quarter ending March 31, June 30. September 30 and December 31 or such other quarterly accounting period as may be established by the Board.

“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the Board.

“Forfeiture Allocations” has the meaning set forth in Section 5.3(g).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any federal, state, regional. county. city, local. municipal, foreign or other government or quasi-governmental entity or authority or any department, branch, agency, commission, board, subdivision, bureau. agency, official, political subdivision or other instrumentality of any of the foregoing, any administrative or regulatory body obtaining authority from any of the foregoing, or any entity exercising executive, legislative. judicial, regulatory or administrative functions of government, or any court, tribunal. judicial or arbitral body.

“Grossed-Up Amount” means with respect to any Distribution pursuant to Section 5.1(b), the sum of (a) the amount of such Distribution pursuant to Section 5.1(b), and (b) the sum of the Participation Thresholds of all Participating Class B Common Units immediately prior to such Distribution.

“HSR Act” has the meaning set forth in Section 11.7.

“ICWG Management Agreement” means that certain Management Advisory and Consulting Services, dated as of October 3, 2017, between Roark Capital Management, LLC and Shine Topco (UK) Limited.

“Incentive Equity Plan” means the Company’s Incentive Equity Plan and each Assumed Equity Plan.

“Indemnified Person” has the meaning set forth in Section 7.4(a).

“Insolvency Event” means, with respect to any Person, (a) the commencement by such Person of any case, Proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent entity, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Person or such Person’s debts, or (ii) seeking appointment of a receiver, trustee, custodian. conservator or other similar official for it or for all or any substantial part of such Person’s assets, or such Person making a general assignment for the benefit of such Person’s creditors; (b) there being commenced against such Person any case, Proceeding or other action of a nature referred to in clause (a) above; (c) there being commenced against such Person any case, Proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of such Person’s assets; (d) entering into an arrangement for the benefit of creditors with respect to such Person and/or any of its Subsidiaries or a duly authorized officer of such Person agreeing in writing that such Person does not have the ability to pay its debts or obligations when due; or (e) such Person taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) through and including (d) above.

“IRR” means the annual percentage rate which, when used as a discount rate to determine the net present value of Sponsor Cash Outflows and Sponsor Cash Inflows (which, for the avoidance of doubt, in each case are calculated from the date of the Closing), results in a net present value of zero.

“IRS” means the U.S. Internal Revenue Service.

“IRS Notice” has the meaning set forth in Section 9.4(a).

“Laws” means any constitutional provision, federal. state, local, municipal or foreign statute, law, ordinance, regulation. rule, code, order, principle of common law or judgment enacted, promulgated. issued, enforced or entered by any Governmental Entity, or other requirement (including pursuant to any settlement, consent decree or determination of or settlement under any arbitration) or rule of law assessment or any legally binding regulatory policy statement, binding guidance, binding directive or decree of any Governmental Entity.

“Liquidation Assets” has the meaning set forth in Section 11.2(b).

“Liquidation FMV” has the meaning set forth in Section 11.2(b).

“Liquidation Statement” has the meaning set forth in Section 11.2(b).

“Losses” means items of Company loss and deduction determined according to Article IV.

“Majority Holder” means any Member, together with such Member’s Affiliates, whose Percentage Ownership is equal to or greater than 50% or that holds, has control over, has a beneficial interest in or is otherwise entitled to more than 50% of the Profits.

“Management Investors” means a Person that may from time to time be listed under the subheading titled “Management Investors” on the Unit Ownership Ledger attached hereto and any other Member who acquires Equity Securities after the date hereof and enters into an Equity Agreement or Employment Agreement after the date hereof and is designated as a “Management Investor” by the Board and Sponsor; provided, that, except as provided in the immediately following proviso, no Person shall be a “Management Investor” in respect of any Class A Common Units issued to such Person in exchange for equity of Shine Holdco (UK) Limited; provided, further, that for purposes of Section 3.14, holders of Class A Common Units issued to Persons in exchange for equity of Shine Holdco (UK) Limited shall be deemed “Management Investors” with respect to such Class A Common Units.

“Manager” means, at any given time, a Person on the Board, who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties expressly set forth in this Agreement.

“Material Contracts” means contracts, agreements, instruments, leases, credit agreements, indentures, bonds. notes. mortgages, licenses, commitments or other obligations (written or oral) that are binding and enforceable on the parties thereto, in each case that are material to the Company and the Company Subsidiaries or the Business.

“Member” means each of the Persons listed as a Member on the Unit Ownership Ledger attached hereto, and any Person admitted to the Company as a Substituted Member or Additional Member; but in each case only for so long as such Person is shown on the Company’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Membership Interest” means, with respect to a Member, all interest of such Member in the Company, including, subject to the terms and conditions of this Agreement, such Member’s right (based on the type and class or series of Unit or Units held by such Member), as and if applicable, (A) to a distributive share of Profits, Losses and other items of income, gain, loss, deduction and credits of the Company, (B) to a distributive share of the assets of the Company pursuant to Section 11.2, and (C) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act (including the right to appoint Manager(s) pursuant to Section 6.2(a) and, with respect to a Member that is a Sponsor, certain rights of Sponsor pursuant to Section 6.1(b)).

“Merger” has the meaning set forth in the recitals.

“Minority Holder” means any Member, together with such Member’s Affiliates, whose Percentage Ownership is less than 50% or that holds, has control over, has a beneficial interest in or is otherwise entitled to less than 50% of the Profits.

“New Securities” means, at any time of determination, any Equity Securities of the Company, the Company Subsidiaries or Affiliates of the Company not issued or outstanding at such time of determination; provided, that “New Securities” shall not include (i) Equity Securities issued by the Company, any Company Subsidiary or any Affiliate of the Company prior to the date hereof, (ii) Equity Securities issued by the Company, any Company Subsidiary or any Affiliate of the Company in connection with any subdivision of securities (including any reverse split) or any recapitalization, reorganization or reclassification of the Company, any Company Subsidiary or any Affiliate of the Company, (iii) Equity Securities (A) issued in any sale transaction or merger of the Company, (B) issued as consideration for the acquisition of another Person or the assets of another Person (whether by merger, recapitalization, business combination or otherwise) or (C) issued to any Member to the extent attributable to the exercise of preemptive rights by direct or indirect owners of such Member that are not part of the Sponsor Group or (iv) Equity Securities issued upon the direct or indirect conversion, exchange or exercise of Equity Securities.

“Offeree” has the meaning set forth in Section 3.12(a).

“Other Business” has the meaning set forth in Section 7.5.

“Participating Class B Common Unit” means, with respect to any Distribution pursuant to Section 5.1 (b), a Class B Common Unit that has a Participation Threshold that is less than the amount determined by dividing (a) the sum of (i) the amount of such Distribution pursuant to Section 5.1(b) and (ii) the aggregate Participation Thresholds of all such outstanding Class B Common Units that have an equal or lesser Participation Threshold by (b) the sum of (i) the aggregate number of outstanding Class A Common Units, and (ii) the aggregate number of outstanding Class B Common Units that have an equal or lesser Participation Threshold.

“Participating Units” means with respect to any Distribution pursuant to Section 5.1(b), the sum of (i) the number of outstanding Class A Common Units, and (ii) the number of Participating Class B Common Units.

“Participation Threshold” means with respect to each outstanding Class B Common Unit, an amount determined, and adjusted from time to time, in accordance with Section 3.8(b).

“Partnership Representative” has the meaning set forth in Section 9.3(a).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Percentage Ownership” means, with respect to any Member, a fraction expressed as a percentage, the numerator of which is the number of Units held by such Member and the denominator of which is the number of outstanding Units held by all Members, in each case whether such Units are Vested Units or Unvested Units.

“Performance-Vesting Options” means options to acquire Class A Common Units that are subject to performance-based vesting criteria pursuant to the Incentive Equity Plan and/or the applicable Equity Agreement.

“Performance-Vesting Units” means Class B Common Units that are subject to performance-based vesting criteria pursuant to the Incentive Equity Plan and/or the applicable Equity Agreement.

“Permitted Transferee” means, (i) with respect to any Person who is a natural person, a member of such Person’s Family Group, (ii) with respect to any Person that is an entity, such Person’s Affiliates.

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Post-Termination Covenants” means any non-competition, non-solicitation, confidentiality, non-disparagement, or other agreement that is effective following termination of an Employment Agreement.

“Pro Rata Basis” means, with respect to each Member, and as determined with respect to any particular expense, liability or obligation incurred (or amount of proceeds withheld or reserved) in connection with any Transfer of Equity Securities pursuant to Section 10.2 or any Approved Sale pursuant to Section 10.3, the amount such Member’s proceeds would be reduced as a percentage of the aggregate reduction in proceeds to applicable Members assuming the Company’s Total Equity Value implied by such Transfer or Approved Sale were being distributed to the Members in accordance with Section 5.1(b) in connection with such Transfer or in accordance with Section 5.1(c) in connection with such Approved Sale, as applicable, and as if such expense, liability or obligation were incurred and satisfied (or such amount of proceeds were withheld or reserved) prior to such distribution, as determined by the Board and Sponsor.

“Pro Rata Share” means with respect to each Unit, the proportionate amount such Unit would receive if an amount equal to the Total Equity Value were distributed to all Units in accordance with the provisions of Section 5.1(b) or Section 5.1(c), as applicable, which amount shall take into account (x) whether such Unit is a Participating Unit and (y) any reduction with respect to the Participation Threshold of such Unit pursuant to Section 3.8(b).

“Proceeding” means any suit, countersuit, action, cause of action (whether at law or in equity), arbitration, audit, hearing, litigation, claim, counterclaim, complaint, defenses, administrative or similar proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Profits” means items of Company income and gain determined according to Article IV.

“Public Offering” means any bona fide underwritten offering of common equity securities of a Person (or any successor thereto, whether by merger, conversion, consolidation. recapitalization. reorganization or otherwise) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Forms S-1 or S3 (or any successor forms adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities in connection with and as consideration for a merger or acquisition and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees, officers, directors, consultants or other service providers of the Company or any Company Subsidiaries or others as part of an incentive or compensation plan. agreement or arrangement or on Form S-8. Unless otherwise indicated herein, “Public Offering” shall refer to a Public Offering of the common equity securities of the Company (or its successor), any Company Subsidiary or any Member substantially all of whose assets consist of Equity Securities.

“Purchase Price” has the meaning set forth in Section 3.13(a).

“Qualified Lender” means any bona fide third-party lender with capital in excess of $10 billion whose primary business is the making of loans.

“Qualified Public Offering” means the first underwritten Public Offering (i) in which the lead underwriter is an internationally recognized investment banking firm, and (ii) that results in the shares of the Company (or its successor), any Company Subsidiary or any Member substantially all of whose assets consist of Equity Securities, in each case, being traded on the New York Stock Exchange or the NASDAQ stock market or other recognized stock exchange upon the launch of such initial Public Offering.

“Redemption Notices” has the meaning set forth in Section 3.14(c).

“Regulatory Allocations” has the meaning set forth in Section 5.3(f).

“Repurchase Notice” has the meaning set forth in Section 3.13(a).

“Restricted Person” means. as of any time of determination, any Member other than the Sponsor Group and any Manager other than Sponsor Managers.

“Sale Transaction” means either (i) the sale, lease, Transfer, conveyance or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of the Company Subsidiaries), to any Person for value, of all or substantially all of the assets of the Company and the Company Subsidiaries on a consolidated basis or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company) with any Person the result of which is that the Members immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the Units on an as-converted fully-diluted basis. Notwithstanding the foregoing, (a) no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization. sale of securities or otherwise) in connection with a Public Offering shall be deemed a Sale Transaction, and (b) a Sale Transaction shall not include any such transaction effected by the issuance of Equity Securities by the Company or any Company Subsidiary without any subsequent redemptions of other Equity Securities of the Company or such Company Subsidiary.

“Second Redemption Notice” has the meaning set forth in Section 3.14(b).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Selling Members” has the meaning set forth in Section 10.2(a).

“Specified Persons” has the meaning set forth in Section 7.5.

“Sponsor” means, as determined from time to time, the holders of a majority of the Sponsor Equity.

“Sponsor Cash Inflows” means, as of any date of determination, all cash payments or other Distributions (other than Tax Distributions) actually received by the Sponsor Group and its Affiliates on or prior to such date with respect to debt or Equity Securities of the Company, the Company Subsidiaries or Affiliates of the Company prior to such date by the Sponsor Group (whether such payments are received from the Company, Company Subsidiaries or Affiliates of the Company or any third party). Sponsor Cash Inflows will include any fees payable to Roark Capital Management, LLC or another Sponsor Affiliate under a management services agreement, transaction services agreement, or other similar agreement (but excluding any out of pocket expenses reimbursed under any such management services agreement or transaction services agreement); provided, that “Sponsor Cash Inflows” shall not include any such fees paid pursuant to the ICWG Management Agreement prior to, on or following the date hereof. Notwithstanding the foregoing, “Sponsor Cash Inflows” shall not include any such payments or Distributions to RC IV Cayman ICW Holdings LLC or its equityholders.

“Sponsor Cash Outflows” means as of any date of determination, all cash payments and cash investments made by the Sponsor Group and its Affiliates (i) to acquire the Class A Common Units, and (ii) to and in the Company, Company Subsidiaries and Affiliates of the Company to acquire Equity Securities and/or debt of the Company, Company Subsidiaries and Affiliates of the Company, including all Capital Contributions made by (or deemed to have been made by) the Sponsor Group. Notwithstanding the foregoing, “Sponsor Cash Outflows” shall not include any such payments or investments by RC IV Cayman ICW Holdings LLC or its equityholders.

“Sponsor Equity” means, at any time of determination, (i) the Class A Common Units purchased by Sponsor Group, (ii) any Units or Equity Securities initially issued to or acquired by the Sponsor Group at any time and from time to time, and (iii) any securities issued. directly or indirectly, with respect to the foregoing securities by way of a Unit split, Unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, in each case, whether then held by the Sponsor Group or a Transferee of the Sponsor Group.

“Sponsor Group” means RC Driven Holdco LLC and its Affiliates.

“Sponsor Manager” has the meaning set forth in Section 6.2(a).

“Strategic Relationship” means any business relationship that is material to the Company and the Company Subsidiaries, on a consolidated basis, or the Business, including with respect to the prospects of the Business, sources of capital of the Company and the Company Subsidiaries, and potential acquirers of the Company’s or any of the Company Subsidiaries’ assets (including by merger, consolidation or acquisition of equity).

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership. association or business entity of which such Person or one or more of the other Subsidiaries of such Person or a combination thereof owns at least 10% of the outstanding Equity Securities of such entity. For purposes hereof, references to a “Subsidiary” of any Person shall include entities (whenever formed) that become Subsidiaries after the date hereof.

“Substituted Member” means a Person that is admitted as a Member pursuant to Section 3.3.

“Tag Along Sale” has the meaning set forth in Section 10.2(a).

“Tax” or “Taxes” means any federal. state, local or foreign income. gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, surplus line, excess, transfer, registration, value added, excise, natural resources, severance, stamp. occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock. social security, unemployment, disability. payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Taxable Period” means any interim accounting period within a Taxable Year established by the Board and which is permitted or required by Code Section 706.

“Tax Distribution” has the meaning set forth in Section 5.1(a).

“Tax Distribution Percentage” has the meaning set forth in Section 5.1(a).

“Taxable Year” means the Company’s accounting period for federal income Tax purposes determined pursuant to Section 9.2.

“Third Redemption Notice” has the meaning set forth in Section 3.13(a).

“Time-Vesting Options” means options to acquire Class A Common Units that are subject to solely time-based vesting criteria pursuant to the Incentive Equity Plan and/or the applicable Equity Agreement.

“Time-Vesting Units” means Class B Common Units that are subject to solely time-based vesting criteria pursuant to the Incentive Equity Plan and/or the applicable Equity Agreement.

“Total Equity Value” means, at any time or with respect to any transaction or potential transaction, the aggregate proceeds which would be received by the holders of Units if: (i) all of the assets of the Company were sold at their Fair Market Value to an unrelated third-party on arm’s-length terms (including price), with neither the seller nor the buyer being under compulsion to buy or sell such assets; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred and imposed on the Company or any Company Subsidiary (as opposed to its direct or indirect owners) in connection with such transaction and any amounts agreed by the Board and Sponsor to be reserved after the actions in clause (i) and clause (ii) with respect to any contingent or other liabilities); and (iii) such net sale proceeds were then distributed in accordance with the provisions of Section 5.1(b) or Section 5.1(c), as applicable, all as determined by the Board and Sponsor in their respective good faith discretion.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a participation interest in, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” have the correlative meanings.

“Treasury Regulations” means the income Tax regulations promulgated under the Code and effective as of the date hereof. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations.

“Unit” means a unit of a Member or an Assignee representing a fractional part of the Membership Interests in Profits, Losses and Distributions and shall include Class A Common Units and Class B Common Units; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unit Ownership Ledger” has the meaning set forth in Section 3.7.

“Unvested Units” means, with respect to any Units that are subject to vesting pursuant to the applicable Equity Agreement pursuant to which they were issued, any Units other than Vested Units.

“Vested Units” means any Units that are not subject to vesting or, with respect to Units that are subject to vesting pursuant to the applicable Equity Agreement pursuant to which they were issued, any Units that have vested in accordance with the terms of the applicable Equity Agreement pursuant to which they were issued.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1     Formation of LLC.

The Company was formed on April 9, 2015 pursuant to the provisions of the Delaware Act by the filing of the Certificate. The Company shall continue until dissolution and termination of the Company in accordance with the provisions of Article XI. At any time that the

Board and Sponsor have jointly approved an amendment or restatement to the Certificate of Formation in accordance with the terms of this Agreement, any officer is hereby authorized, as an “authorized person” within the meaning of the Delaware Act, to promptly execute, deliver and file such amendment or reinstatement in accordance with the Delaware Act. The Members hereby agree to continue the Company as a limited liability company under and pursuant to the Delaware Act.

2.2     Limited Liability Company Agreement.

The Company has executed this Agreement in connection with its adoption pursuant to the Merger in order to set forth the agreements governing the relations among the Members. The Members agree that during the term of the Company set forth in Section 2.6 the rights, powers and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement, and. except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are not set forth in this Agreement, the Delaware Act; provided that, notwithstanding the foregoing and anything else to the contrary, Section 18-305 of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and each Member expressly waives any and all rights under such Sections of the Delaware Act. This Agreement alone shall constitute the sole “limited liability company agreement” (as that term is defined in the Delaware Act) of the Company.

2.3     Name.

The name of the Company is DRIVEN INVESTOR LLC. The Board may change the name of the Company at any time and from time to time. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

2.4     Purpose.

The purpose and business of the Company shall be to manage and direct the Business, operations and affairs of the Company and the Company Subsidiaries and to engage in any other lawful acts or activities for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purpose and Business of the Company, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

2.5     Principal Office; Registered Office.

The principal office of the Company shall be located at such place inside or outside the State of Delaware as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

2.6     Term.

The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue until the Company shall be terminated and dissolved in accordance with the provisions of Article XI.

2.7     No State-Law Partnership.

The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last two sentences of this Section 2.7, and neither this Agreement nor any other agreement or document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. Except as provided in Section 10.8, the Members intend for the Company to be treated for federal and, if applicable, state or local income Tax purposes as (i) a partnership for any period during which it has two or more Members, and (ii) a disregarded entity for any period during which it has a single Member. Each Member and the Company shall file all Tax returns and shall otherwise take (and not omit to take) all Tax and financial reporting positions in a manner consistent with such treatment (and not take any action or position inconsistent with such treatment).

ARTICLE III

MEMBERS; UNITS

3.1     Powers of Members.

Each Member shall have the power to exercise any and all rights or powers granted to such Member pursuant to (a) the express terms of this Agreement or (b) the terms of the Delaware Act that grant rights or powers to Members with respect to matters not otherwise addressed by this Agreement, or delegated to the Board pursuant to (and subject to the limitations herein, including any consent required under Section 6.1(b)) this Agreement. Notwithstanding anything to the contrary in the Delaware Act, the Members shall not have the authority to bind the Company by virtue of their status as Members.

3.2     Additional Members.

Subject to the approval of the Board and the prior written consent of Sponsor pursuant to Section 6.1(b), compliance with Sections 3.9 and 3.11 and except as otherwise provided in an Equity Agreement, any Person that is not a Member (a) that subscribes for Units in accordance with this Agreement, (b) that makes a Capital Contribution in connection with such subscription and issuance and (c) that duly and validly executes this Agreement (or a counterpart of this Agreement or a joinder thereto) shall be admitted as a Member and bound as such by this

Agreement effective as of the date of issuance of such Units (or, if later, the payment of any associated Capital Contribution) without the need for any further action by any Person, and the Company shall cause the Unit Ownership Ledger to be amended and updated to reflect such issuance and admission (which amendment and update shall not be deemed an amendment of this Agreement for any other purpose).

3.3     Substituted Members.

In connection with the Transfer of Units of a Member permitted by and in accordance with the terms and conditions of Article X and, if applicable, an Equity Agreement, the Transferee in such Transfer shall become a Substituted Member on the later of (a) the effective date of such Transfer and (b) the date on which the Board approves such Transferee as a Substituted Member, and the Company shall cause the Unit Ownership Ledger to be amended and updated to reflect such issuance and admission (which amendment and update shall not be deemed an amendment of this Agreement for any other purpose); provided however, in connection with the Transfer of Units (i) by any holder of Sponsor Equity or (ii) of a Member to a Permitted Transferee permitted under the terms of this Agreement and, if applicable, an Equity Agreement, the Transferee shall automatically, and without any further action required by the Company, the Transferee, any Member, the Board or any Manager, become a Substituted Member on the effective date of such Transfer and the Company shall cause the Unit Ownership Ledger to be amended and updated to reflect such issuance and admission (which amendment and update shall not be deemed an amendment of this Agreement for any other purpose).

3.4     Withdrawal and Resignation of Members.

No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XI without the prior written consent of the Board and Sponsor (which consent may be withheld in the sole discretion of each of the Board or Sponsor), except as otherwise expressly permitted by this Agreement. Notwithstanding the foregoing, upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement and (if applicable) an Equity Agreement (and, if applicable, the Transferee becoming a Substitute Member with respect to such Units), subject to the provisions of Section 10.4, such Member shall automatically cease to be a Member without any further action on behalf of any Person and the Company shall cause the Unit Ownership Ledger to be amended and updated to reflect such withdrawal and resignation (and any related admission as a Substituted Member) (which amendment and update shall not be deemed an amendment of this Agreement for any other purpose). If either (i) the Board and Sponsor approve the withdrawal or resignation of a Member, or (ii) a Member Transfers all of such Member’s Units in accordance with the second sentence of this Section 3.4, notwithstanding any provision of the Delaware Act, the withdrawing, resigning or Transferring Member, as the case may be, shall not be entitled to any Distribution as a result thereof unless otherwise provided expressly herein or in an Equity Agreement between the Company and such Member. In the case of any Transfer by a Member of less than all of such Member’s Units, the Company shall reduce such Member’s Capital Account (and, other than with respect to Sponsor Equity as set forth herein, corresponding voting and other rights hereunder, if applicable) proportionately for all purposes hereunder effective as of the effective time of such Transfer.

3.5     Property.

A Member’s Units shall for all purposes be personal property. A Member shall have no interest in specific Company property, including any property contributed to the Company by such Member as part of any Capital Contribution by such Member.

3.6     Units; Authorized Units.

The Membership Interests of any Member shall be represented solely by issued and outstanding Units (which may include fractional Units), and which, subject to the provisions of this Agreement, may be divided into one or more types, classes or series, with each type or class or series having the rights and privileges, including voting rights, if any, set forth in this Agreement. The total Units which the Company has authority to issue consist entirely of 750,000 Class A Common Units, and 68,500 Class B Common Units. Subject to Section 6.1(b) and Section 3.8, the Board may authorize additional Units from time to time, which additional Units the Board shall cause to be reflected on the Unit Ownership Ledger. The outstanding Units as of the date hereof are, and future issuances or redemptions shall be, recorded on the attached Unit Ownership Ledger.

3.7     Unit Ownership Ledger; Capital Contributions.

The Company shall create and maintain a ledger (the “Unit Ownership Ledger”), setting forth the name and address of each Member, the number of each class of Units held of record by each such Member, the date and amount of the Capital Contributions made (or deemed to have been made) with respect to each class of Units and the Participation Thresholds of the applicable Class B Common Units. The Company will not be required to provide any Member with the information on the Unit ownership of any other Member. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger, and any such amendment or update shall not be deemed an amendment of this Agreement for any purpose. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding and the other information required to be set forth thereon. Each Member named in the Unit Ownership Ledger has made (or shall be deemed to have made), Capital Contributions as set forth in the Unit Ownership Ledger in exchange for the Units specified in the Unit Ownership Ledger opposite such Member’s name. No Member shall be required to make additional Capital Contributions without the prior written consent of such Member. Upon written request from a Member, the Company shall issue to such Member a notice of entitlement relating to the number of each class of Units held of record by such Member.

3.8    Class B Common Units.

(a)    Grant of Units.

The Company may issue Class B Common Units to existing or new employees, officers, directors, consultants or other service providers of the Company or any Company Subsidiary only pursuant to the Incentive Equity Plan as approved by the Board.

(i)    Class B Common Units shall be issued pursuant to Equity Agreements, which Equity Agreements shall comply with such Incentive Equity Plan and shall contain such provisions as the Board, in consultation with Sponsor, shall determine, which may include (i) the forfeiture of, or the right of the Company and/or such other Persons as designated by the Board to repurchase all, or less than all, of such Class B Common Units issued to such Person in the event such Person ceases to be an employee, officer, Manager, director or consultant of or to perform other services for the Company or any Company Subsidiary, or upon such other terms and conditions as determined by the Board and consistent in all respects with the Incentive Equity Plan and (ii) provisions regarding vesting of such Class B Common Units, including upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company and the Company Subsidiaries of certain performance goals. Except as otherwise provided by the Board, any Member who receives Class B Common Units that are subject to a substantial risk of forfeiture (within the meaning of Code Section 83) shall make a timely and effective election under Code Section 83(b) with respect to such Units. This Section 3.8(a)(i), together with any Equity Agreements pursuant to which Class B Common Units may be issued, is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and the issuance of any Class B Common Units pursuant to this Section 3.8(a)(i) is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit the Company’s ability to issue any Class B Common Units pursuant to any other exemption from registration under the Securities Act available to the Company. Notwithstanding anything herein or in any Equity Agreement to the contrary, in connection with any restructuring, merger, refinancing, conversion, Sale Transaction, Public Offering or other strategic transaction, the Company may terminate and cancel without any payment or other consideration with respect thereto any Class B Common Unit that immediately prior to the consummation of such transaction(s) has a Pro Rata Share equal to zero.

(b)    Participation Threshold. On the date of each grant of a Class B Common Unit pursuant to this Section 3.8, the Board shall establish an initial “Participation Threshold” amount with respect to each Class B Common Unit granted on such date. The Participation Threshold with respect to a Class B Common Unit shall be equal to or greater than the Pro Rata Share of each Class A Common Unit in the event of a liquidation pursuant to Section 11.2(b), on the date of grant of such Class B Common Unit (immediately prior to its issuance), provided that, absent approval of the Board and Sponsor, the Participation Threshold for any Class B Common Unit issued after the date hereof shall not be less than the Participation Threshold of the Class B Common Units issued on the date hereof, as adjusted pursuant to clauses (i), (iii) and (iv) of this Section 3.8(b). The Board may designate a series number for Class B Common Units that have the same Participation Threshold, which Participation Threshold may differ from the Participation

Threshold of other series of Class B Common Units. Each Class B Common Unit’s Participation Threshold shall be adjusted (in the discretion of and as determined by the Board, but not below zero) after the grant of such Class B Common Unit in the following manner:

(i)    In the event of any Distribution pursuant to Section 5.1(b) or 5.1(c), the Participation Threshold of each Class B Common Unit outstanding at the time of such Distribution shall be reduced (but not below zero) by the amount that a Class A Common Unit receives in such Distribution (with such reductions occurring immediately after the determination of the portion of such distribution, if any, that such Class B Common Units are entitled to receive). The Board may also apply Section 5.1(b) by breaking a single distribution into two or more distributions treated as separate Distributions occurring in order (and if such approach is taken, the adjustments to Participation Thresholds pursuant to this Section 3.8(b)(i) shall be made after each separate distribution and before the next distribution).

(ii)    No adjustments shall be made in connection with (A) any non pro rata redemption or repurchase by the Company or forfeiture of any Units not issued to the Sponsor Group or (B) any Capital Contribution in exchange for newly issued Units.

(iii)    If the Company at any time subdivides (by any Unit split or otherwise) the Common Units into a greater number of Units, the Participation Threshold of each Class B Common Unit outstanding immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse Unit split or otherwise) the Common Units into a smaller number of Units, the Participation Threshold of each Class B Common Unit outstanding immediately prior to such combination shall be proportionately increased.

(iv)    Notwithstanding anything in this Section 3.8 to the contrary, the Board and Sponsor shall in their good faith discretion have the power to amend the provisions of this Section 3.8 to achieve the economic results intended by this Agreement, including that the Class B Common Units are profits interests when issued for United States federal income tax purposes within the meaning of Rev. Proc. 93-27 and Rev. Proc. 2001-43 or any future IRS guidance.

(c)    The Participation Thresholds of each Member’s Class B Common Units shall be set forth on the Unit Ownership Ledger, and the Unit Ownership Ledger shall be amended by the Board (without the requirement of an additional approval from any Member) from time to time by the Company as necessary to reflect any adjustments to the Participation Thresholds of outstanding Class B Common Units required pursuant to this Section 3.8.

3.9    Issuance of Additional Units and Interests.

Subject to Section 6.1(b), the Company may create, authorize and/or issue Units (including other classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the Board, including rights, powers or obligations different from, senior to or more favorable than existing classes, groups and series of Units). Subject to Section 6.1(b), the Company shall determine the consideration payable to the Company in connection with the issuance of additional Units, if any. In connection with any such issuance of Units (whether on or after the date hereof), the Person who acquires such Units shall execute a joinder or counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof. Each Person who acquires Units from the Company (other than in exchange for outstanding Units held by such Person) shall be required in exchange for such Units to make a Capital Contribution in an amount equal to the Fair Market Value of such Units, as determined by the Board and Sponsor.

3.10     Adjustments to Common Units.

If the Company at any time subdivides (by any Unit split or otherwise) the Class A Common Units into a greater number of Units, the Company shall also subdivide each Class B Common Unit outstanding immediately prior to such subdivision based upon the same ratio. If the Company at any time subdivides (by any Unit split or otherwise) the Class B Common Units into a greater number of Units, the Company shall also subdivide each Class A Common Unit outstanding immediately prior to such subdivision based upon the same ratio. If the Company at any time combines (by reverse Unit split or otherwise) the Class A Common Units into a smaller number of Units, the Company shall also combine each Class B Common Unit outstanding immediately prior to such combination based upon the same ratio. If the Company at any time combines (by reverse Unit split or otherwise) the Class B Common Units into a smaller number of Units, the Company shall also combine each Class A Common Unit outstanding immediately prior to such combination based upon the same ratio.

3.11     Purchase of Units by the Company.

Subject to Section 6.1(b) and compliance with the other applicable provisions of this Agreement, the Board may cause the Company to purchase or otherwise acquire Units; provided that this provision shall not in and of itself obligate any Member to sell any Units to the Company. So long as any Units are owned by the Company, such Units will not be considered outstanding for any purpose. If the Company redeems Class A Common Units from the Sponsor Group, then it will redeem Class A Common Units from the other Members on a pro rata basis (based on the number of Class A Common Units held by each Member).

3.12     Preemptive Rights.

(a)     If the Company or any Company Subsidiary offers to issue or sell any New Securities to any member of the Sponsor Group (“Offeree”), then the Company (or such Company Subsidiary) shall offer to sell to each Entitled Member on the terms set forth in this Section 3.12 a portion of such New Securities equal to (x) the number of such New Securities being offered multiplied by (y) a fraction the numerator of which is the aggregate number of outstanding Class A Common Units held by such Member and the denominator of which is the aggregate outstanding Class A Common Units held by all Members.

(b)     In order to exercise its purchase rights hereunder, an Entitled Member must, within 20 calendar days after delivery to such Entitled Member of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof (which may be a price range), the payment terms and the maximum amount and percentage of the offering such Entitled Member is entitled to purchase hereunder, deliver a written notice to the Company exercising such Entitled Member’s purchase rights pursuant to this Section 3.12 and stating therein the quantity or percentage of New Securities to be purchased by such Entitled Member.

(c)     If any Entitled Member fails to exercise the above rights with respect to any particular New Securities within such 20-day period (and the Company has provided each Exercising Member written notice that such Exercising Member is entitled to purchase a portion of any Excess New Securities pursuant to the penultimate sentence of Section 3.12(b) and such Exercising Member has been given a reasonable amount of time (not to exceed five business days after receipt of such notice) to elect to do so) the Company shall have 180 days thereafter to sell such New Securities, for cash or cash equivalent (as determined in good faith by the Board and Sponsor) consideration at a price not more favorable and upon general terms not materially more favorable, than as specified in the Company’s notice to the Entitled Members. Any New Securities not sold within such 180-day period shall not thereafter be issued or sold without first being reoffered to the Entitled Members pursuant to this Section 3.12.

(d)     Notwithstanding anything to the contrary set forth in this Section 3.12 the Company may comply with the provisions of this Section 3.12 by first selling to such Offeree, subject to the conditions contained in the following sentence, all of the New Securities contemplated to be issued and sold by the Company and promptly thereafter offering to sell to the Entitled Members the number of such New Securities such Entitled Members are entitled to purchase pursuant to Section 3.12(a). If any Entitled Member purchases securities from the Company pursuant to this Section 3.12(d), upon the request of the Board, the Offeree may, in its discretion, sell to the Company for a price per Unit equal to the original cost thereof (plus any accrued and unpaid preferred yield thereon, if applicable) the same number and class of Units acquired by the Offeree that are purchased by such Person(s) exercising their rights under this Section 3.12, provided that if the Offeree elects not to sell such securities back to the Company pursuant to this sentence, each Person exercising their rights under this Section 3.12 shall be entitled to purchase an amount of additional New Securities from the Company so that such Person’s Percentage Ownership vis-à-vis such Offeree is the same as it would have been had the Offeree sold such Units back to the Company pursuant to this sentence.

(e)     The rights of all Members under this Section 3.12 shall terminate upon the consummation of a Qualified Public Offering and, with respect to any Sale Transaction, the date that such Member is no longer a Member (i.e., owns no Units).

3.13     Repurchase Rights. If, following a Management Investor’s termination of employment with the Company or any Company Subsidiary, such Management Investor breaches in any material respect any of the Post-Termination Covenants in any Employment Agreement, and such Management Investor fails to cure such breach within ten (10) days following receipt of written notice of the breach from Company, Company will have the right (but not the obligation) to repurchase all Class A Common Units owned by such Management Investor (or any permitted transferee of such Management Investor), on the terms and conditions set forth in this Section 3.13.

(a)     Exercise of Right of Repurchase. At any time within the ninety (90) days following written notice to the Management Investor of such Management Investor’s material breach of any of any Post-Termination Covenant in an Employment Agreement, the Company and/or its designee(s) may, by giving written notice to such Management Investor (the “Repurchase Notice”), elect to purchase all of the Management Investor’s Class A Common Units, at a purchase price (the “Purchase Price”) equal to the Fair Market Value of the Unit(s) as of the date of the termination of such Management Investor’s employment, as determined in good faith by the Board.

(b)     Payment. Payment of the Purchase Price shall be made, at the option of the Company or its designee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Management Investor to the Company or any Company Subsidiary (or, in the case of repurchase by a designee, to the designee), or by any combination thereof, in each case within 30 days after delivery of the Repurchase Notice, in the manner and at the times set forth therein.

3.14     Redemption Rights. If a Sale Transaction or Public Offering has not occurred prior to April 17, 2023, then each Management Investor will be entitled to deliver redemption notices to the Company in accordance with, and subject to the provisions of, this Section 3.14.

(a)     The first redemption notice may delivered in writing by the Management Investor to the Company during the thirty (30) day period beginning April 17, 2023 (the “First Redemption Notice”). The Management Investor may elect to cause the Company to purchase up to one-third of his Class A Common Units and one-third of his vested Class B Common Units with the First Redemption Notice.

(b)     If a Sale Transaction or Public Offering has not occurred prior to April 17, 2024, then the Management Investor may deliver to the Company in writing a redemption notice (the “Second Redemption Notice”) during the thirty (30) day period beginning April 17, 2024. The Management Investor may elect to cause the Company to purchase up to 50% of his Class A Common Units and 50% of his vested Class B Common Units with the Second Redemption Notice.

(c)     If a Sale Transaction or Public Offering has not occurred prior to April 17, 2025, then the Management Investor may deliver in writing a redemption notice (the “Third Redemption Notice”) to the Company during the thirty (30) day period beginning April 17, 2025. The Management Investor may elect to cause the Company to purchase up to the remainder of his Class A Common Units and his vested Class B Common Units with the Third Redemption Notice. The First Redemption Notice, Second Redemption Notice and Third Redemption Notice are referred to collectively as “Redemption Notices”.

(d)     If the Management Investor delivers a Redemption Notice, the Company will purchase, and the Management Investor will sell, the Class A Common Units and vested Class B Common Units specified in the Redemption Notice for redemption, at the price specified in paragraph (e), and subject to the remaining provisions of this Section 3.14.

(e)     The price for the redeemed Class A Common Units and Class B Common Units will be determined by the Board. If the Company receives a Redemption Notice, within 30 days following the end of the respective period in which the Management Investors may deliver a Redemption Notice, the Board will analyze the Fair Market Value of the Units, and the Company will notify the Management Investor of the Board’s determination of Fair Market Value of the Units and the resulting amounts that would be payable to the Management Investor for the redeemed Units. Within ten days following receipt of the Board’s determination of Fair Market Value, the Management Investor may either confirm the Management Investor’s decision to have the Units redeemed, or withdraw the Redemption Notice.

(f)     Vesting of the Units will be based on the Board’s determination of Fair Market Value under paragraph (e). Solely for purposes of this Section 3.14, 50% of the Performance-Vesting Units will be deemed vested if the Fair Market Value determined by the Board would result in an IRR of at least 17.5%, and 100% of the Performance-Vesting Units will be deemed vested if the Fair Market Value determined by the Board would result in an IRR of at least 24%.

(g)     The Company’s obligation to redeem Units in accordance with a Redemption Notice will be subject to compliance with the terms of the credit facilities of the Company and the Company Subsidiaries, and the Board’s determination that the redemption(s) will not have a material adverse effect on the liquidity of the Company and the Company Subsidiaries, taken as a whole.

(h)     If the Company is unable to redeem all of the Units specified in Redemption Notices received by the Company from Management Investors, the Company will redeem from each Management Investor on a pro rata basis (based upon the relative number of Units they have requested be redeemed).

(i)     The Management Investor must be continuously employed by the Company or any Company Subsidiary on the date that the Management Investor delivers a Redemption Notice.

(j)     If a Management Investor delivers a Redemption Notice that applies to less than all vested Class B Common Units available for redemption, the election must apply on a pro rata basis to each type of Class B Common Unit (e.g., if a Management Investor delivers a Redemption Notice for one-third of the vested Units, then the Redemption Notice will apply to one-third of the vested Time-Vesting Units, and one third of the Performance-Vesting Units that vest at a 17.5% IRR, and one-third of the Performance-Vesting Units that vest a 24% IRR).

(k)     At the closing of any redemption, the Management Investor will deliver a release of claims in favor of the Company and each of the Company Subsidiaries in form acceptable to the Board, and will deliver good title to the redeemed Units, free of any liens, claims or encumbrances. The parties will enter into a redemption agreement that includes customary representations and warranties, terms and conditions, including warranties of title. The purchase price for the redeemed Units will be payable in cash at closing, subject to Section 3.14(g).

ARTICLE IV

CAPITAL ACCOUNTS

4.1     Capital Accounts; Generally.

(a)     Maintenance of Capital Accounts.

The Company shall maintain a separate Capital Account for each Member in accordance with the Treasury Regulations under Code Section 704(b). In accordance with such Treasury Regulations, the Capital Account of each Member shall equal, as of the date hereof, the Capital Contributions made by such Member on the date hereof. Without limiting the foregoing, each Member’s Capital Account shall be (i) increased by (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.3 or Section 5.4, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member, and (ii) decreased by (A) the amount of money and the fair market value of any Company property distributed to such Member, (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.3 or Section 5.4, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(b)     Computation of Income, Gain, Loss and Deduction Items.

For purposes of computing the amount of any item of the Company income, gain, loss or deduction to be allocated pursuant to Article V and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income Tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)     the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income Tax purposes;

(ii)     if the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii)     items of income, gain, loss or deduction attributable to the disposition of the Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the Book Value of such property and the amount of such gain or loss shall be allocated to the Members who hold Units immediately prior to the event that causes the calculation of such gain or loss;

(iv)     items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

(v)     to the extent an adjustment to the adjusted Tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital

Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

4.2     Negative Capital Accounts.

No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company). Except as otherwise expressly provided herein, no Member shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Member shall be liable to pay interest to the Company or any Member in respect of any negative balance in its Capital Account.

4.3     Adjustments to Capital Accounts for Distributions In Kind.

To the extent that the Company distributes property in kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property (determined as of the date of such Distribution) for purposes of Section 5.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 5.2 through Section 5.4.

4.4     Transfer of Capital Accounts.

The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds, at the time such Substituted Member is admitted as a Member. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of (a) the Transfer to it of all or less than all of the Units of another Member or (b) the repurchase or forfeiture of Units pursuant to any Equity Agreement shall be appropriately adjusted to reflect such Transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution or Tax Distribution to a Substituted Member that has succeeded to all or less than all of the interests of any other Member shall include any Capital Contributions or Distributions or Tax Distributions previously made by or to such Transferor on account of such Transferor’s Units Transferred to such Substituted Member.

4.5     Adjustments to Book Value.

The Board may, with the approval of Sponsor, adjust the Book Value of the Company’s assets to Fair Market Value in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(f), including as of the following times, in connection with: (i) the issuance of Units or a more than de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of the Company’s assets, including money; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); or (iv) the grant of an interest in the Company (other than a de minimis interest), as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member. Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 5.2 (determined immediately prior to the event giving rise to the revaluation).

4.6     Compliance With Treasury Regulations Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such Treasury Regulations, the Board may make such modification. The Board also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

4.7     Loans from Members.

Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

ARTICLE V

DISTRIBUTIONS AND ALLOCATIONS

5.1     Distributions.

(a)     Tax Distributions.

To the extent the Company holds funds or other liquid assets that are (A) legally available for distribution by the Company to Members and (B) permitted under the Company’ s credit documents (in each case, as determined by the Board and Sponsor), the Company shall (subject to prior written authorization from the Board) with respect to each Taxable Year distribute to the Members an amount of cash (a “Tax Distribution”) equal to:

(x)     the Company Income Amount with respect to such Taxable Year multiplied by

(y)     a fraction, the numerator of which is the aggregate number of Units held by such Member and the denominator of which is the aggregate number of all outstanding Units (the “Tax Distribution Percentage”) multiplied by

(z)     the Applicable Tax Rate (or Applicable Tax Rates);

Provided, however, that the Tax Distribution payable to any Member shall not be less than such Member’s Annual Tax Liability for that Taxable Year, where “Annual Tax Liability” means the amount that is equal to (y) the product of (i) the Applicable Tax Rate and (ii) the net taxable income allocated to, or otherwise includable in the taxable income of, such Member with respect to the Company, including any gain, loss or deduction resulting from the application of Code Section 704(c), Code Section 743, or Code Section 754 allocated to such Member (or its successor-in-interest) for such Taxable Year but excluding any so-called guaranteed payments to such Member pursuant to Code Section 707 for the provision of services.

The “Company Income Amount” for a Taxable Year shall be an amount equal to (i) the net taxable income of the Company for such Taxable Year calculated prior to any deductions for any guaranteed payments under Code Section 707(c) and calculated at the partnership level which, for the avoidance of doubt, shall exclude any adjustments under Code Section 743 and shall include any gain realized and allocable under Code Section 704(c). Tax Distributions shall be made quarterly at least ten days in advance of the due date for a corporation’s quarterly estimated U.S. federal income Tax payment and shall be made to the Members pro rata based on the number of Units owned by each Member; provided, however if any Unit is issued during a Taxable Year, the Tax Distribution made with respect to such Unit shall be in proportion to the number of days such Unit is held during the Taxable Period with respect to which the Tax Distribution is being made relative to the number of days for the entire Taxable Period with respect to which the Tax Distribution is being made and the remainder of the Tax Distribution for such year shall be allocated with respect to the other Units pro rata based on the number of Units owned by each Member. Subsequent Tax Distributions shall be adjusted up or down to reflect any variation between the quarterly estimated Tax Distributions actually made and the Tax Distributions that would have been made based on subsequent Tax information. In the event that the funds legally available or permitted under the Company’s credit documents for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 5.1(a), the amount of funds that are available shall be distributed to the Members according to their Tax Distribution Percentages. At any time thereafter when additional funds of the Company are legally available or are permitted under the Company’s credit documents for distribution, such funds shall be immediately distributed to the Members according to their Tax Distribution Percentages. If any Member Transfers any portion of its Units during a Taxable Year, the Tax Distribution made with respect to the Transferor and the Transferee with respect to such Transferred Units shall be allocated between the Transferor and the Transferee in proportion to the net taxable income allocated to each person with respect to their ownership of such Transferred Units. If any Tax Distributions are made under this Section 5.1(a), any subsequent Distributions under Section 5.1(b) shall be made to the Members in such a way that, to the extent possible, cumulative Distributions to the Members shall equal the cumulative Distributions the Members would have received under Section 5.1(b) in the absence of this Section 5.1(a).

(b)     Interim Distributions. Except as otherwise set forth in Section 5.1(a) and subject to Section 6.1(b), to the extent the Company holds funds or other liquid assets that are (x) legally available for Distribution and (y) permitted under the Company’s credit documents, the Company may make Distributions at such time, in such amounts and in such form (including in- kind property) as determined and authorized in writing by the Board (with prior approval of Sponsor).

Distributions (whether in cash or other property) shall be made to the holders of Class A Common Units and Participating Class B Common Units as follows:

(i)     with respect to each Class A Common Unit, an amount equal to the amount determined by dividing the Grossed-Up Amount by the aggregate number of Participating Units, and

(ii)     with respect to each Participating Class B Common Unit, an amount equal to the excess of (x) the amount determined by dividing the Grossed-Up Amount by the aggregate number of Participating Units over (y) the Participation Threshold with respect to such Participating Class B Common Unit.

(c)     Distributions in Connection with a Liquidation, Sale Transaction and Initial Public Offering. All amounts shall be distributed to the holders of Class A Common Units and the Participating Class B Common Units in accordance with Section 5.1(b).

(d)     Notwithstanding the foregoing, the portion of any Distribution pursuant to Section 5.1(b) that would otherwise be made with respect to any Unvested Unit shall not be distributed with respect to such Unvested Unit and shall instead be distributed solely with respect to Vested Units pursuant to Section 5.1 applied as though no Unvested Units were outstanding; provided that, upon any subsequent vesting of such Units, the Company shall, prior to any Distributions to the holders of the Class A Common Units or the previously vested Class B Common Units after such vesting (whether pursuant to Section 5.1(b), Section 5.1(c) or Section 11.2), make a Distribution of any amounts that were not distributed with respect to such Unvested Unit pursuant to this sentence such that on a cumulative basis Distributions with respect to such Unit shall equal the Distributions that would have been made with respect to such Unit if it had been a Vested Unit beginning on the date of its original issue; provided that (i) funds are legally available for Distribution and (ii) such Distribution is permitted under the Company’s credit documents, in any subsequent Distribution; provided further that if such Unvested Unit is repurchased or forfeited (or otherwise becomes incapable of vesting) as contemplated pursuant to the Equity Agreement pursuant to which such Unvested Unit was granted, then such Unvested Unit shall not be entitled to receive or retain any Distributions after the time of such repurchase or forfeiture other than (A) any Tax Distributions that have been made with respect to such Unvested Unit and (B) the amount, if any, paid or payable as consideration to repurchase such Unvested Unit.

5.2     Allocations.

Profits or Losses for any Taxable Year shall be allocated among the Members, to the extent possible, in such a manner that, as of the end of such Taxable Year, (a) the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Company Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(2)), shall be equal to (b) the respective net amounts, positive or negative, that would be distributed to them or for which they would be liable to the Company under this Agreement and the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 5.1(c). For purposes of allocating Profits and Losses, and all other items of income, gain, deduction and loss, pursuant to this Section 5.2 (and Sections 5.3 and 5.4, to the extent applicable), all outstanding Class B Common Units shall be treated as Vested Units, including, for the avoidance of doubt, for purposes of determining the amount that would be distributed to the holders of the Class B Common Units in the hypothetical distribution pursuant to Section 5.1(c).

5.3     Special Allocations.

(a)     Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4). This Section 5.3(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

(b)     If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulations Section 1.704-2(t). This Section 5.3(b) intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)     If any Member that unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit (determined according to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) as of the end of any Taxable Year, computed after the application of Section 5.3(a) and Section 5.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.3(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)     Nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(b)(1) for any Taxable Year shall be allocated to the Members in proportion to the Capital Contributions previously made by such Members.

(e)     To the extent an adjustment to the adjusted Tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

(f)     The allocations set forth in Sections 5.3(a) through 5.3(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction, and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction, and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Members is zero. In addition, if in any Taxable Year or Taxable Period there is a decrease in Company Minimum Gain, or in partner nonrecourse debt minimum gain, and application of the Minimum Gain chargeback requirements set forth in Section 5.3(a) or Section 5.3(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirements.

(g)     The Members acknowledge that allocations like those described in Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Profits and Losses will be made in accordance with Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

(h)     Losses shall not be allocated to a Member if such allocation of Losses would cause the Member to have an Adjusted Capital Account Deficit. Losses that cannot be allocated to a Member shall be allocated to the other Members; provided, however, that, if no Member may be allocated Losses due to the limitations of this Section 5.3(h), Losses shall be allocated to all holders of Units in accordance with their respective outstanding Units.

5.4     Offsetting Allocations.

If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Code Sections 83, 482, or 7872 or any similar provision now or hereafter in effect, the Board shall use its commercially reasonable best efforts to allocate any corresponding Profit or Loss to the Member who recognizes such item in order to reflect the Members’ economic interest in the Company, provided such allocation complies with Code Section 704(b) and the Treasury Regulations thereunder.

5.5     Allocations upon Transfer or Issuance of Units.

If any Member Transfers an interest in the Company within a Taxable Year or if any Member acquires an interest from the Company within a Taxable Year, allocations of Profits, Losses and corresponding Tax items shall be made according to an interim closing of the books as of the close of business on the date of Transfer or issuance using the interim closing method set forth in Proposed Treasury Regulation Section 1.706-4(c).

5.6     Allocations for Income Tax Purposes.

(a)     Allocations Generally.

Except as provided in Section 5.6(b) below, the income, gains, losses, deductions, and credits of the Company will be allocated, for U.S. federal and applicable state, local and non-U.S. income Tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions, and credits among the Members for computing their Capital Accounts; except that, if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses, deductions, and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)     Code Section 704(c) Allocations.

Items of the Company’s taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income Tax purposes and its Book Value, using (i) for all property contributed to the capital of the Company, any method allowed by Code Section 704(c) and the Treasury Regulations thereunder selected by the Board (with the prior written consent of Sponsor). If the Book Value of any asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income Tax purposes and its Book Value in the same manner as under Code Section 704(c), using any method allowed by Code Section 704(c) and the Treasury Regulations thereunder selected by the Board (with the prior written consent of Sponsor).

(c)     Transfer of Capital Accounts.

In the event that any allocation made pursuant to this Agreement would (but for this Section 5.6(c)) cause the amounts allocated to a Member for U.S. federal and applicable state, local and non-U.S. income Tax purposes to not ultimately be consistent with the cumulative distributions such Member receives (or is entitled to receive), the Company shall, to the extent possible and solely for U.S. federal and applicable state, local and non-U.S. income Tax purposes, allocate its future income, gains, losses, deductions, and credits among the Members in a manner which shall result in the cumulative U.S. federal and applicable state, local and non-U.S. income Tax allocations to each Member being as nearly consistent with the cumulative distributions to each Member as possible.

(d)     Allocation of Tax Credits, Tax Credit Recapture, Etc.

Allocations of Tax credits, Tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii) and (viii).

(e)     Effect of Allocations.

Allocations pursuant to this Section 5.6 are solely for purposes of U.S. federal and applicable state, local and non-U.S. Taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other items pursuant to any provision of this Agreement.

5.7     Indemnification and Reimbursement for Payments on Behalf of a Member.

If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding Taxes, state personal property Taxes, and state unincorporated business Taxes), then such Member shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset Distributions and Tax Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.7 or with respect to any other amounts owed by the Member to the Company or any Company Subsidiary. A Member’s obligation to indemnify and make contributions to the Company under this Section 5.7 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.7, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.7.

ARTICLE VI

MANAGEMENT

6.1     Authority of Board.

(a)     Generally. Except as otherwise set forth herein (including Section 6.1(b) with respect to actions that require the prior written consent of Sponsor), it is intended that (i) the Board shall conduct, direct and exercise control over the activities of the Company, (ii) all management powers over the business and affairs of the Company shall be exclusively vested in and exercised by the Board in accordance with the terms of this Agreement and (iii) the Board (subject to the terms of this Agreement including Section 6.1(b)) shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. Each Manager shall be a “manager” (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Manager acting alone, or with any other Manager or Managers (other than acting as the Board in accordance with Section 6.3), shall have the power to act for or on behalf of, or to bind the Company, and no Manager shall have any rights or powers beyond the rights and powers granted to such Manager in this Agreement. Managers need not be residents of the State of Delaware.

(b)     Certain Actions. Notwithstanding anything in this Agreement to the contrary, the Company shall not, and shall not permit any Company Subsidiary (or, for the avoidance of doubt, any Person that immediately after such transaction would be a Company Subsidiary) to, and no Manager shall vote to cause the Company or any Company Subsidiary to, without the prior written consent of (or a prior written waiver from) Sponsor in its sole discretion and in its capacity as a Member:

(i)     alter in any material respect the Business or the operations of the Company and the Company Subsidiaries, in each case as of immediately after the Closing, except where such alterations are contained in the annual business plans approved hereafter by the Board (collectively, the “Approved Business Plans”);

(ii)     approve (A) the annual business plan, including annual operating and capital budgets of the Company and the Company Subsidiaries or (B) any subsequent material deviations from any such Approved Business Plan or annual operating budget;

(iii)     alter, amend, repeal or waive (or propose to alter, amend, repeal or waive) by any means (including by merger, consolidation, conversions, Transfer, liquidation, dissolution or any other means) any provision of this Agreement or any other governing or organizational document of the Company or any Company Subsidiary; or commit or agree to do any of the foregoing;

(iv)     (A) increase or decrease the number of representatives on the Board or any Board committee; or (B) amend, modify, reduce, eliminate or otherwise alter or circumscribe, in any way, the rights of certain Persons to designate Managers; or (C) institute, modify, increase or waive any requirement to serve as a Manager on the Board, any committee thereof, including with respect to independence;

(v)     liquidate (including pursuant to Section 11.2), dissolve (including pursuant to Section 11.1), incur or suffer an Insolvency Event or take any other action under Article XI;

(vi)     enter into, amend, alter or waive any material rights with respect to any arrangements, transactions or agreements with (x) any affiliate, Manager, Member, manager, member, partner, director, officer, employee, consultant, advisor, counsel or service provider of the Company or any Company Subsidiary, or (y) any affiliate or member of the Family Group of any affiliate, Manager, Member, manager, member, partner, director, officer, employee, consultant, advisor, counsel or service provider of the Company or any Company Subsidiary or other related parties, including any management incentive or compensation plan (other than the Incentive Equity Plan (it being understood that any termination, amendment, increase, modification or waiver of the Incentive Equity Plan (including any increase in the number of Units to be issued thereunder (or the terms of the Units authorized thereunder) following the date hereof will require the prior written consent of Sponsor)); except, with regard to actions that would otherwise be subject to this Section 6.1(b)(vi), those actions which are in the ordinary course of business and on terms and conditions not less favorable, when considered on the whole, to the Company or such Company Subsidiary, as the case may be, that could be obtained on an arm’s-length basis from unrelated or unaffiliated third parties;

(vii)     make or guarantee directly or indirectly, any loans or advances to any employee, executive officer, director, Manager, Member, manager, member, or partner of the Company or a Company Subsidiary;

(viii)     hire, terminate (actually or constructively) or materially alter the responsibilities, compensation or benefits of the chief executive officer (or equivalent) of the Company;

(ix)     (A) change or replace the public accountants or outside auditors of the Company and/or the Company Subsidiaries, except that the Company and/or any Company Subsidiary may, without the prior consent of Sponsor, initially replace the Company’s existing auditors; (B) change any material accounting policy, method, principle or practice used by the Company and/or the Company Subsidiaries; (C) depart from GAAP on any of the Company’s or a Company Subsidiary’s annual and quarterly financial statements; (D) select, retain, amend or terminate (or propose to amend or retain, or threaten to terminate) any retention, engagement, advisory, brokerage, transaction or underwriting arrangement or agreement (or the compensation or payments to be made by, or the obligations of, the Company or the Company Subsidiaries thereunder) with any underwriter, manager, financial advisor, broker or banker to the Company and/or the Company Subsidiaries in connection with a Sale Transaction (or process to effect a Sale Transaction) or initial Public Offering; or (E) enter into, amend, alter or waive any material rights, obligations or terms of, any Material Contract or any Strategic Relationship, in each case which would be reasonably likely to result in a financial impact on the Company or any Company Subsidiary in excess of $5 million;

(x)     create, authorize, assign, grant, sell or issue any Units, Equity Securities or other interests, or instruments comprising, linked to or based on Units, Equity Securities or the profits of the Company or any of the Company Subsidiaries or that otherwise provide a Person with the benefits of the same (other than issuances of Class A Common Units or Class B Common Units approved by the Board under the Incentive Equity Plan pursuant to Equity Agreements);

(xi)     admit any Person as a Member (or otherwise provide a Person with the benefits thereof) or admit any Person as a Substitute Member (other than any Permitted Transferee in accordance with Section 10.1);

(xii)     make any acquisitions or investments (or propose to make acquisitions or make investments), whether in the form of debt or equity, whether in one transaction or a series of related transactions and regardless of how such transaction is structured; provided that, without the prior written consent of Sponsor (A) the Company and the Company Subsidiaries may acquire the equity of, or make an investment in, or enter into a joint venture with, entities in the Business, in each case, whether pursuant to a single transaction or a series of related transactions, involving or with an aggregate value of less than $25 million, and (B) enter into any acquisition or investment transaction which would be allowed under the provisions of Section 6.1(b)(xii) above;

(xiii)     dispose of or divest (or propose to dispose of or divest) or exchange or sell any portion of the assets, or Units or Equity Securities of the Company, any Company Subsidiary or any Affiliate of the Company (each a “Disposal”), (A) any such property with a Fair Market Value in excess of $10 million, in the case of any one such Disposal (whether consummated in a single transaction or a series of related transactions), and (B) any such property with an aggregate Fair Market Value in excess of $45 million, in the case of all Disposals permitted under this Section 6.1(b)(xv), including any Disposals for which Sponsor consent is required under the preceding clause (A), taken as a whole;

(xiv)     enter into any merger, combination, conversion, consolidation, amalgamation, recapitalization, reorganization, joint venture or partnership, where such transaction, or series of related transactions would be material to the Company and the Company Subsidiaries;

(xv)     (A) make any Distribution (for the avoidance of doubt, other than Tax Distributions), declare any dividend on, or repurchase or redeem, any Units or Equity Securities of the Company or any Company Subsidiary, except as specifically set forth in the Incentive Equity Plan and the applicable Equity Agreement, or (B) in the Company’s capacity as a manager, director, member, partner, shareholder or interestholder of any Company Subsidiary, directly or indirectly cause or permit any distribution by any Company Subsidiary not in accordance with the terms of such Company Subsidiary’s operating agreement, certificate of incorporation, stockholders agreement or similar governing document consistent with past practices or prior course of conduct;

(xvi)     initiate, defend, prosecute, settle or waive any claim, arbitration, lawsuit or other legal action or Proceeding (or any threatened claim, arbitration, lawsuit or other legal action or Proceeding), to the extent that (A) the amount in dispute or any value otherwise pertaining to any such action would reasonably be expected to exceed $4 million, individually or in the aggregate, (B) any such action involves a Governmental Entity as a party or includes allegations of a criminal nature, or (C) the resolution of which would result in equitable relief being imposed on the Company or any Company Subsidiary, and whether initiated by the Company or any of the Company Subsidiaries, any party hereto, any Affiliates of any party hereto, or by any third party;

(xvii)     change or convert the current legal form or organizational structure of the Company or any Company Subsidiary or change the classifications for Tax purposes of the Company or any Company Subsidiary;

(xviii)     change or adopt any method of allocating Profits, Losses or taxable items of income, loss, credit or deduction that may adversely impact any member of the Sponsor Group (or any direct or indirect member of any member of the Sponsor Group); or

(xix)     make or guarantee directly or indirectly, any loans or advances to any sales representatives or sales associates of the Company or a Company Subsidiary.

The Board, the Chief Executive Officer, the Chief Financial Officer, the President or the General Counsel of the Company, as applicable, shall promptly and, in any case, prior to making any determination to take any action (or determination that requires omitting to take action) requiring the prior written consent of the Sponsor pursuant to this Agreement, disclose in writing to the holders of Sponsor Equity any such fact, matter, circumstance or other information pertaining to matters requiring the prior written consent of the Sponsor that would be material or relevant to a prudent person in deciding whether or not to consent to any such matter. Pursuant to Section 6.7(b), Sponsor shall have an amount of time reasonable under the circumstances to duly consider such fact, matter, circumstance and other information, which consideration may include consultation with advisors and representatives, or approval from any internal decision making body, in making a determination to provide or withhold its consent or approval in Sponsor’s sole discretion. Any action (or determination that requires omitting to take action) that is ultimately determined to require the prior written consent of the Sponsor pursuant to this Agreement, including this Section 6.1(b), that is taken (or determination made not to act) without such prior written consent shall be void ab initio and shall not be a binding or authorized obligation or determination of the Company or any Company Subsidiary.

6.2     Composition of the Board.

(a)     Number and Appointment. The Board shall at all times (unless determined otherwise by the unanimous vote of the Board, subject to Section 6.1(b)(iv)) consist of seven (7) Managers, who shall be appointed by the Sponsor. The initial Managers are NealAronson, Mike Thompson, Chad Hume (each of the preceding three (3) Managers, a “Sponsor Manager”), Jonathan Fitzpatrick, Rick Puckett, John Snodgrass and Peter Swinburn. Jonathan Fitzpatrick will be a member of the Board of the Company (as well as the board of each operating Company Subsidiary) as long as he continues to serve as the Chief Executive Officer of Driven Brands, Inc. Any successor as Chief Executive Officer will be a member of the board of directors of each operating Company Subsidiary.

(b)     Term. Each Manager shall serve until a successor is appointed in accordance with the terms hereof or such Manager’s earlier resignation, death or removal pursuant to Section 6.2(c). A Person shall become a Manager effective upon receipt by the Company of a written notice (or at such later time or upon the happening of some other event specified in such notice) of such Person’s designation from Sponsor. A Manager may resign at any time by delivering written notice to the Company. Such resignation shall be effective upon receipt by the Company unless it is specified to be effective at some other time or upon the happening of some other event.

(c)     Removal. Managers may be removed by Sponsor at any time, with or without cause.

(d)     Vacancies. Subject to Section 6.2(b), if any designee under Section 6.2(a) for any reason ceases to serve as a Manager, (i) the resulting vacancy on the Board shall be filled by a Person designated by the Person or Persons then entitled to designate such Manager pursuant to Section 6.2(a) above (provided that, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this Section 6.2, such vacant managership shall remain vacant until such managership is filled pursuant to this Section 6.2(d)), and (ii) such designee who ceases to be a Manager shall be removed promptly after such time from each committee of the Board.

(e)     Chairman. The Board may designate one of the Managers to serve as chairman, who shall initially be Jonathan Fitzpatrick. The chairman shall preside at all meetings of the Board. If the chairman is absent from a meeting of the Board, the Managers shall elect a Manager to serve as chairman for that meeting.

(f)     Reimbursement. The Company shall pay, or shall cause a Company Subsidiary to pay, the costs and expenses (including travel and lodging costs) incurred by each Manager and its Affiliates in the course of such Manager’s service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors, or equivalent, of each Company Subsidiary and/or any of their respective committees, in each case, subject to the Company’s policies and procedures with respect thereto (including the requirement of reasonable documentation thereof) and including the reasonable fees and expenses of accountants, attorneys and other advisors retained by the Manager’s Affiliates to advise the Company or such Manager incurred by such Manager or its Affiliates in rendering any and all of the services hereunder.

(g)     Compensation of Managers. Managers that are not executives of the Company or any Company Subsidiary may receive such other reasonable compensation for serving as Managers as is approved by the Board and Sponsor. Except for reimbursement of reasonable out-of-pocket costs and expenses, Managers that are executives of the Company or any Company Subsidiary shall not be compensated for their services as Managers.

6.3     Board Actions; Meetings.

(a)     Voting. Each Manager shall have one vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote (whether by proxy or otherwise) of the Managers holding at least a majority of the votes of all Managers then serving on the Board (i.e., excluding any vacancies on the Board, the votes of which have not been vested in other Managers) shall be the act of the Board. Except as otherwise provided by the Board and Sponsor when establishing any committee, the affirmative vote (whether by proxy or otherwise) of the Managers then serving on such committee holding at least a majority of the votes of all Managers then serving on such committee shall be the act of such committee.

(b)     Meetings; Notice. Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board and Sponsor or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board prior to the start of each Fiscal Year, provided that the Board shall not meet less than once per Fiscal Quarter. Information (including any presentation materials, slide decks and financial data) to be provided at such regular meetings shall be provided at least three business days in advance of each such regular meeting. Special meetings of the Board may be called by any one Manager and special meetings of any committee may be called by any one Manager on such committee. Notice of each special meeting of the Board or committee stating the date, place, time, purpose and agenda of such meeting shall be given to each Manager (in the case of a Board meeting) or each Manager on such committee (in the case of a committee meeting) by hand, email or fax at least four calendar days (in the case of an in-person meeting) and forty-eight hours (in the case of a telephone conference or similar communications equipment) prior to such meeting. Notice may be waived before or after a meeting or by attendance without protest at such meeting.

(c)     Quorum. The Managers holding a majority of the votes of the Board plus at least one Sponsor Manager shall be necessary to constitute a quorum of the Board for purposes of conducting business. If a quorum is not present at any meeting, then the Managers present at such meeting shall adjourn the meeting until such quorum is present.

(d)     Actions at a Meeting. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Managers as to whom it was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board or any committee thereof may be taken by vote of the Board or such committee at a meeting thereof.

(e)     Actions without a Meeting. The actions by the Board or any committee thereof may be taken by written consent (without a meeting and without a vote). Any such action taken by the Board or such committee without a meeting shall be effective only if (i) each Manager receives written notice of such action to be taken at least four calendar days prior to the taking of such action (which prior notice shall be deemed waived, with respect to any Manager, if such consent is executed by such Manager) and (ii) such consent is signed by at least the Managers holding the number of votes that would be necessary to authorize or take such action at a meeting of the Board or such committee in which all Managers then serving on the Board or such committee, as the case may be, were present (provided, that any such consent shall be executed by at least one Sponsor Manager). Prompt notice of the taking of any action without a meeting by less than unanimous written consent will be given to those Managers who did not consent in writing to such action.

(f)     Communications Equipment and Other Procedures. A meeting of the Board or any committee may be held by telephone conference or similar communications equipment by means of which all Persons participating in the meeting can be heard and see any presentations for which materials have been made available. With the consent of one Sponsor Manager, the Board and each committee may adopt such other procedures governing meetings and the conduct of business at such meetings as the Board or such committee, as applicable, shall deem appropriate.

(g)     Consent or Approval of the Board. Whenever the approval or consent of the Board is sought or required hereunder or otherwise, such approval or consent shall only be valid if such approval or consent is approved by the affirmative vote (whether by proxy or otherwise) of the Managers holding at least a majority of the votes of all Managers then serving on the Board (i.e., excluding any vacancies on the Board, the votes with respect to which have not been vested in other Managers) subject to the other terms of this Section 6.3.

6.4     Delegation of Authority; Committees; Subsidiaries.

(a)     The Board may, from time to time, delegate to one or more Persons (including any Member or officer and including through the creation and establishment of one or more other committees) such authority and duties as the Board may deem advisable, provided that the Board shall not create any “executive” committee (or the functional equivalent of) without the prior written consent of Sponsor. Any delegation pursuant to this Section 6.4 may be revoked at any time by the Board. Meetings and the other rules governing the conduct of the Board set forth in Section 6.3 shall apply mutatis mutandis to meetings of audit committee and the compensation committee and any other committee; provided that no Management Investor shall be entitled to participate in discussions of the compensation committee pertaining to his or her own compensation.

(b)     Upon election by Sponsor, the Company shall cause Sections 6.2 and 6.3 to apply mutatis mutandis to any Company Subsidiary, to the extent permissible under the applicable Company Subsidiary’s organizational documents; provided, that such rights shall be determined on a proportionate basis taking into account the Company’s direct and indirect ownership interest in any such Company Subsidiary and Sponsor’s ownership interest in the Company at the time of any such election. In the Company’s capacity as an equityholder or member (including in respect of the Company’s authority in its capacity as an equityholder or member to direct the actions of any manager or director appointed by the Company) or investor, creditor, debtholder, manager, director or similar capacity in any Company Subsidiary, the Company shall act only through the Board, which shall act only in accordance with the terms, conditions and limitations set forth in this Agreement, including subject to Section 6.1(b).

6.5     Officers.

(a)     Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an officer of the Company. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them consistent with this Agreement. The Board may assign titles to particular officers (including chief executive officer, president, chief financial officer, chief operating officer, vice president, executive vice president, secretary, assistant secretary, treasurer or assistant treasurer). Unless the Board otherwise decides, if the title is one commonly used for officers of a corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Board pursuant to the third sentence of this Section 6.5(a) or (ii) any delegation of authority and duties made to one or more officers pursuant to the terms of Section 6.4 and Section 6.6(b). Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Subject to Section 6.1(b), the salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.

(b)     Resignation; Removal; Vacancies. Any officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board in its discretion at any time; provided however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(c)     Generally. All rights of the Board set forth in this Agreement, including this Section 6.5, Section 6.7 and any matters delegated to officers pursuant thereto, shall be subject in all respects to Section 6.1(b).

6.6     Standard of Care; Fiduciary Duties.

(a)     Board Standard of Care. Subject to the limitations otherwise set forth herein (including Section 7.5), the Managers, in the performance of their duties as such, shall owe to the Company and the Members fiduciary duties (including, for the avoidance of doubt, duty of loyalty, duty of care and duty of good faith) to the same extent a director of a corporation would owe to such corporation and its stockholders under the laws of the State of Delaware. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination, the Board (or such committee) shall take such action or make such decision or determination in its sole discretion, subject to the fiduciary duties contemplated by the first sentence of this Section 6.6(a). Whenever the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination, each Manager shall act under the standard set forth in this Section 6.6(a) and, to the extent permitted by applicable Law, shall not be subject to any other or different standards, whether imposed by this Agreement, applicable Law or otherwise. So long as a Manager does not with such action, decision or determination breach this Section 6.6(a) or violate this Agreement, the resolution, action or terms so made, taken or provided by the Board (or any committee thereof) shall be final, conclusive and binding on the Company and the Members. Each Member acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote substantially all of his business time and attention to the affairs of the Company and the Company Subsidiaries, and that such Manager or such Manager’s Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures. Each Manager shall be entitled to disclose confidential information to, and discuss with, the Member that appointed such Manager to the Board and such disclosure and discussion shall not be deemed to be a breach of this Agreement (including Section 7.6), so long as such disclosure is made in good faith with respect to such Member’s rights as a Member and not with the intent or effect of using such Member to achieve a purpose otherwise prohibited by this Agreement or any other agreement between such Person and the Company or any Company Subsidiary.

(b)     Officer Standard of Care. The officers, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the Delaware Act and the laws of the State of Delaware.

(c)     Other Duties Excluded. To the maximum extent permitted by applicable Law, the Company and each Member agrees that none of the Members (in their capacity as such) or any of its or their respective Affiliates (other than the Company and the Company Subsidiaries ), officers, partners, members, shareholders, employees, agents or representatives (other than any Manager appointed by such Member pursuant to Section 6.2(a), which Manager shall owe the duties set forth in Section 6.6(a)) shall owe any fiduciary duty to the Company or any other Member. Each Member hereby waives to the fullest extent permitted by the Delaware Act any claim or cause of action against each Member (in their capacity as such) and their respective Affiliates (other than the Company and the Company Subsidiaries), officers, partners, members, shareholders, employees, agents or representatives (other than any Manager appointed by such Member pursuant to Section 6.2(a), which Manager shall owe the duties set forth in Section 6.6(a)) for any claims relating to any breach of any fiduciary duty to the Company or its Members or any Company Subsidiary by any such Person; provided that such waiver shall not apply to the extent actions or omissions by a Management Investor in such Person’s capacity as a Manager, officer, director, employee or service provider of or to the Company or any Company Subsidiary were attributable to such Management Investor’s breach of the standard of care set forth in Section 6.6(b) above or a violation of the duties set forth in an Equity Agreement or Employment Agreement. Each Member acknowledges and agrees that in the event of any conflict of interest, each such Member (other than any Management Investor) may act in the best interests of such Person or their Affiliates (other than the Company and the Company Subsidiaries), officers, partners, members, shareholders, employees, agents or representatives.

(d)     Effect on Equity Agreements and Employment Agreements. This Section 6.6 shall not in any way affect, limit or modify any Person’s rights, powers, entitlements, liabilities, obligations, duties or responsibilities under any Equity Agreement, Employment Agreement or any other agreement with respect to the provision of services to the Company and/or any Company Subsidiary.

6.7     Members Actions. Except as expressly and specifically provided in this Agreement (including pursuant to Section 6.1(b) or the consent of any Person required under Section 13.1), no Member shall have any right to vote on, approve or consent to any matter of the Company. Except as expressly set forth in this Agreement, the vote, consent and approval of Members is being waived by the Members (on their behalf and any Substituted Member or Assignee) to the greatest extent permitted by the Delaware Act such that wherever the Delaware Act permits actions to be taken without the vote, consent or approval of Members, any group of members or class of members, this Agreement shall be construed to have otherwise provided that such vote, consent or approval may be made by the Board (subject to Section 6.1(b)) without the vote, consent or approval of any Members, group of Members or class of Members.

6.8     Lack of Authority. Except as expressly set forth herein (e.g., rights expressly and specifically granted to Sponsor (including Section 6.1(b)) and rights of certain Persons to appoint Managers to the Board), no Member in its capacity as such has the authority or power to act for or on behalf of the Company (or the Company Subsidiaries or its or their Affiliates) in any manner or way, to bind the Company (or the Company Subsidiaries or its or their Affiliates), or do any act that would be (or could be construed as) binding on the Company (or the Company Subsidiaries or its or their Affiliates), in any manner or way, or to make any expenditures or incur any liabilities or create any obligations on behalf of the Company (or the Company Subsidiaries or its or their Affiliates). For the avoidance of doubt, the Company, in its capacity as an equityholder or member (including in respect of the Company’s authority in its capacity as an equityholder or member to direct the actions of any manager or director appointed by the Company) or debtholder, manager, director or similar capacity in any Company Subsidiary, the Company shall act only through the Board, which shall act only in accordance with the terms, conditions and limitations set forth in this Agreement, including subject to Section 6.1(b).

ARTICLE VII

LIMITED LIABILITY; EXCULPATION; INDEMNIFICATION

7.1     Limitation of Liability; Observance of Formalities; Return of Distributions.

(a)     Limitation of Liability. Except as otherwise required by applicable Law, the debts, liabilities, commitments and other obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and, unless otherwise expressly set forth in a separate written agreement with such Person, no Member shall have any personal liability whatsoever in its capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other Person, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. No Member shall, in its capacity as such, be deemed to owe any fiduciary duty to the Company or any other Member, it being understood that all such fiduciary duties be, and hereby are, fully and irrevocably eliminated.

(b)     Return of Distributions. A Member or holder of Units will be required to return promptly to the Company any Distribution or Tax Distribution to the extent made to such Member in clear and manifest accounting, clerical, or computational error (as determined by the Board and the Sponsor) if written notice of such error is delivered within 30 days after such Distribution.

7.2     No Right of Partition. No Member or holder of Units shall have the right to seek or obtain partition by court decree or operation of Law of any the Company property, or the right to own or use particular or individual assets of the Company (including all or a portion of the Company Subsidiaries or Affiliates of the Company).

7.3     Exculpation of Managers. The personal liability of a Manager (other than a Manager that is also an employee of the Company or any Company Subsidiary) to any other Manager, the Company or to any Member for any loss suffered by the Company or any monetary damages for breach of fiduciary duties as a Manager is hereby eliminated to the fullest extent permitted by the Delaware Act, provided that the personal liability of a Manager for breach of fiduciary duties as a Manager is not eliminated (i) to the extent attributable to such Manager’s fraud or intentional violation of Law and (ii) to the extent such Manager breaches the duty of loyalty or takes any action in contravention of Section 6.1(b). The Managers shall not be liable for errors in judgment except with respect to clauses (i) and (ii) of this Section 7.3. Subject to the proviso set forth in the first sentence of this Section 7.3, if the Delaware Act is hereafter amended or interpreted to permit further limitation of the liability of a Manager beyond the foregoing, then this paragraph shall be interpreted to limit the personal liability of such Managers to the fullest extent permitted by the Delaware Act, as amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to limit the personal liability of the Managers to a greater extent than that permitted by said law prior to such amendment and is not inconsistent with the provision in the first sentence of this Section 7.3). In furtherance of, and without limiting the generality of the foregoing, no Manager shall, in such Person’s capacity as a Manager pursuant to this Agreement, be (A) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment, decree or order of a court, (B) obligated to cure any deficit in any Capital Account, (C) required to return all or any portion of any Capital Contribution or (D) required to lend any funds to the Company.

7.4     Right to Indemnification for Managers and Officers.

(a)     Generally. Subject to Section 5.7 and the limitations and conditions as provided in this Article VII, each Person (an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of whom such Person is the legal representative, is or was a Manager or officer of the Company or while a Manager or officer of the Company is or was serving at the request of the Company as a manager, director, officer, partner, joint venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar Taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder; provided that no such Person shall be indemnified for any judgments, penalties, fines, settlements or expenses (i) to the extent attributable to such Person’s fraud or intentional violation of law (or, if the Delaware Act is hereafter amended or interpreted to permit a higher required standard of culpability for conduct subject to indemnification (other than any such amendment as would conflict with the proviso in the first sentence of Section 7.3, to the extent not in violation of such higher required standard)), (ii) in any action (except an action to enforce the indemnification rights set forth in this Section 7.4) brought by such Person, such Person’s Affiliates or the Person of whom such Person is the legal representative or (iii) with respect to a Manager, for any matter that such Manager is not exculpated pursuant to Section 7.3. It is expressly acknowledged that the indemnification provided in this Article could involve indemnification for negligence or under theories of strict liability.

(b)     Contract with the Company. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal.

(c)     Advance Payment. The right to indemnification conferred in this Article VII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Article VII who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of such Person’s good faith belief that such Person has met the standard of conduct necessary for indemnification under Article VII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

(d)     Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board (and with the prior written approval of Sponsor), may indemnify and advance expenses to any employees or agents of the Company who are not or were not Managers or officers of the Company and employees or agents of the Company who served at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against liabilities and expenses asserted against such Person and incurred by such Person in such a capacity or arising out of their status as such a Person, to the same extent that it may indemnify and advance expenses to Managers and officers under this Section 7.4.

(e)     Appearance as a Witness. Notwithstanding any other provision of this Section 7.4, the Company may pay or reimburse expenses incurred by a Manager or officer in connection with the appearance as a witness or other participation in a Proceeding at a time when such Manager or officer is not a named defendant or respondent in the Proceeding.

(f)     Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 7.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise.

(g)     Primacy of Obligations. In furtherance of Section 7.4(f), the Company acknowledges that certain Indemnified Persons may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company (collectively, the “Outside Indemnitors”). The Company hereby agrees (i) that it (and any of its insurers) is the indemnitor of first resort (i.e., its obligations to such Indemnified Persons are primary and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Indemnified Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnified Persons), without regard to any rights such Indemnified Persons may have against the respective Outside Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Outside Indemnitors on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing, and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. The Company agrees that the Outside Indemnitors are express third party beneficiaries of the terms of this Section 7.4(g).

(h)     Insurance. The Company shall maintain, or cause to be maintained, insurance, at its or any Company Subsidiary’s expense, to protect any Indemnified Person against any expense, liability or loss of the nature described in Section 7.4(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.4. Each Manager shall be entitled to the same benefits under such insurance as each other Manager. The Company shall ensure that any such insurance policies comply with Section 7.4(g), including that there be no right of contribution against any Outside Indemnitor and that Outside Indemnitors are subrogated to an Indemnified Person’s rights under such insurance policies.

(i)     Limitation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 7.4 shall be provided out of and to the extent of the Company’s assets only, and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(j)     Savings Clause. If this Section 7.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.4 to the fullest extent permitted by any applicable portion of this Section 7.4 that shall not have been invalidated and to the fullest extent permitted by applicable law. The indemnification provisions set forth in this Section 7.4 shall be deemed to be a contract between the Company and each of the Persons constituting Indemnified Persons at any time while the provisions of Section 7.4 remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, this Section 7.4 cannot be retroactively amended to adversely affect the rights of any Indemnified Persons arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

7.5     Investment Opportunities and Conflicts of Interest.

(a)     Unless the Board and Sponsor otherwise agree in writing, each Management Investor (for so long as such Management Investor is employed by the Company or the Company Subsidiaries) shall, and shall cause each of their respective Affiliates, and, to the extent applicable, cause their respective partners, members, managers and interestholders, to, bring all investment or business opportunities to the Company of which any of the foregoing become aware and which are, or may be, (x) within the scope and investment objectives related to the

Business or other businesses of the Company or any Company Subsidiary or (y) are otherwise competitive with the Business or other businesses of the Company or any Company Subsidiary. Subject to Section 7.5(b), such investment or business opportunities shall belong solely to the Company and without the prior written consent of the Sponsor, the Board shall not assigned any such investment or business opportunities to any other Person.

(b)     The Members expressly acknowledge and agree that (i) Sponsor and its Affiliates (but excluding the Company and the Company Subsidiaries from the definition of “Affiliates” for purposes of this Section 7.5) and their respective managers, directors, officers, shareholders, partners, members, employees, employers, representatives and agents (including any representative of Sponsor serving on the Board or on the board of directors or board of managers of the Company Subsidiaries or as an officer of the Company or any Company Subsidiary and, for the avoidance of doubt, excluding any Management Investor) (collectively, the “Specified Persons”) are permitted (x) to have and develop, and may presently or in the future have and develop, investments, transactions, business ventures, contractual, strategic or other business relationships, prospective economic advantages or other opportunities (the “Business Opportunities”) in the Business (other than through the Company or any Company Subsidiary) or in businesses that are and may be competitive or complementary with the Company or any Company Subsidiary (an “Other Business”), for their own account or for the account of any Person other than the Company or any Company Subsidiary or any other Member, or (y) to direct any such Business Opportunities to any other Person, in each case, regardless of whether such Business Opportunities are presented to a Specified Person in such Specified Person’s capacity as a Member, Manager or a director or manager on the board of directors or board of managers of any other Company Subsidiary or officer of the Company or any Company Subsidiary or otherwise, (ii) none of the Specified Persons will be prohibited by virtue of their investments in the Company or any Company Subsidiary or their service as a Manager or service on the Board or board of directors or board of managers of any Company Subsidiary or as an officer of the Company or any Company Subsidiary or otherwise from pursuing and engaging in any such activities or consummating transactions related thereto, (iii) none of the Specified Persons will be obligated to inform or present the Company or any Company Subsidiary or the Board or the board of directors or board of managers of the Company or any other Company Subsidiary or any other Member of or with any such Business Opportunity, (iv) none of the Company, the Company Subsidiaries or the other Members will have or acquire or be entitled to any interest or expectancy or participation (such right to any interest, expectancy or participation, if any, being hereby renounced and waived) in any Business Opportunity as a result of the involvement therein of any of the Specified Persons, and (v) the involvement of any of the Specified Persons in any Business Opportunity will not constitute a conflict of interest or breach of fiduciary duty hereunder including under Sections 6.7 and 7.3 by such Persons with respect to the Company or any Company Subsidiary or the other Members.

(c)     This Section 7.5 shall not in any way affect, limit or modify any liabilities, obligations, duties or responsibilities of any Person under any employment agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with the Company or any Company Subsidiary.

7.6     Confidentiality. Each Restricted Person recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and the Company Subsidiaries and the Affiliates of the Company (including their predecessors, if any) and the Sponsor Group and their respective Affiliates (collectively, the “Confidential Information”) regarding identifiable, specific and discrete business opportunities being pursued by the Company, the Company Subsidiaries, the Sponsor Group or their Affiliates. Except as otherwise consented to by the Board and Sponsor, each Restricted Person (on behalf of itself and its direct and indirect managers, directors, officers, shareholders, partners, employees, agents and members to the extent that such Restricted Person would be responsible under principles of agency law for the acts of such Persons) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized managers, officers, representatives, agents and employees of the Company and as otherwise may be proper in the course of performing such Restricted Person’s obligations, or enforcing such Restricted Person’s rights, under this Agreement and the agreements expressly contemplated hereby or (ii) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that the Restricted Person required to make such disclosure shall (A) provide to the Company prompt written notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment and (B) use such Restricted Person’s best efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. For purposes of this Section 7.6, the term “Confidential Information” shall not include any information of which (x) a Restricted Person learns from a source other than the Company or the Company Subsidiaries, or any of their respective representatives, employees, agents or other service providers, and in each case which source is not known by such Restricted Person to be bound by a confidentiality obligation to the Company or any Company Subsidiary or (y) at the time of disclosure is in the public domain other than as a result of disclosure directly or indirectly by such Restricted Person.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS; INSPECTION

8.1     Records and Accounting.

The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.2 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Members pursuant to Articles III and V not specifically and expressly provided by the terms of this Agreement, and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by unanimous approval of the audit committee, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

8.2     Reports.

(a)     The Company shall use commercially reasonable efforts to deliver or cause to be delivered to each Member who requests in writing such information from the Company prior to the end of such Fiscal Year, as soon as practicable after the end of each Fiscal Year, an annual report containing a statement of changes in the Member’s equity and the Member’s Capital Account balance for such Fiscal Year along with the Unit Ownership Ledger of such Member as of such Fiscal Year end. Promptly upon reasonable request of any Person who is or was a Member, the Company will provide any information such Person needs to determine such Person’s Tax position as a result of ownership of Units.

8.3     Transmission of Communications.

Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

ARTICLE IX

TAX MATTERS

9.1     Preparation of Tax Returns.

The Company shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Company, including making the elections described in Section 9.2. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s income Tax returns to be prepared and filed. The Company will use good faith efforts to provide each Member with a Form K-1 within 75 days following the end of each Taxable Year. No Member will take a position on its income Tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income Tax return with respect to such item, except to the extent the Member has been advised by its Tax advisor, after consultation with the Company’s Tax advisor, that there is not “substantial authority” for such position, or that the position would require taking a reserve.

9.2     Tax Elections.

The Taxable Year shall be the Fiscal Year unless otherwise required by the Code. Subject to the last two sentences of Section 2.7 and Section 6.1(b)(xvii), the Board shall determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to such election. At the request of any Member, the Company shall, to the extent not in effect, make a Code Section 754 election (and any corresponding election for state and local income Tax purposes) in connection with any Transfers of Units or distributions to Members.

9.3     Tax Controversies.

(a)     The “partnership representative” within the meaning of the Partnership Tax Audit Rules, will be a Person designated from time to time by the Board and subject to replacement by the Board (any Person who is designated as the “partnership representative” is referred to herein as the “Partnership Representative”). The Partnership Representative will use commercially reasonable efforts to inform each Member of all significant U.S. federal tax controversy matters that may come to its attention in its capacity as Partnership Representative by giving notice thereof and will forward to each Member copies of all significant written communications from the IRS it may receive in that capacity in respect of such matter.

(b)     The Partnership Representative will take no action without the authorization of the Board, other than such action as may be required by law, and will take such actions as the Board may authorize and direct. Any cost or expense incurred by the Partnership Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, will be paid by the Company.

(c)     The Partnership Representative will not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board.

(d)     If the Company is subject to any tax liabilities under Section 6225 of the Code (and any similar state and local authority), the Board will allocate among the Members any tax liability imposed under Code Section 6225 in a manner it determines to be fair and equitable taking into account any modifications attributable to a Member pursuant to Code Section 6225(c) (if applicable) and any similar state and local authority. To the extent that a portion of the tax liabilities imposed under Code Section 6225 for a prior year relates to a former Member, the Company may require a former Member to indemnify the Company for its allocable portion of such Tax. Each Member acknowledges that, notwithstanding the Transfer or redemption of all or any portion of its Member Interest, pursuant to this Section 9.3(d) it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such Transfer or redemption, as applicable, under Code Section 6225, or any similar state or local provisions. The Members acknowledge and agree that the Partnership Representative will be permitted to take any actions to avoid taxes being imposed on the Company or any of its subsidiaries under the Partnership Tax Audit Rules.

(e)     Any Member that is in dispute with any tax authority in relation to a matter relating to the Company will notify the Partnership Representative within 30 days or as promptly as practicable thereafter following the occurrence of the dispute, and if the Partnership Representative reasonably determines that the matter is of material relevance to the tax position of the Company, such Member will consult in good faith with the Partnership Representative as to how that dispute is to be handled. Any Member that enters into a settlement agreement with respect to any Company item will notify the Partnership Representative of such settlement agreement and its terms within 30 days after the date of settlement. Each Member will provide the Partnership Representative any tax information reasonably requested (including providing information in connection with Code Section 743) so that the Partnership Representative can implement the provisions of this Section 9.3 (including by making any election permitted hereunder), can file any tax return of the Company, and can conduct any tax audit or similar proceeding of the Company.

9.4     Tax Advice and Cooperation. Each Member acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that it has and will continue to consult its own tax advisors. Each Member agrees to retain records and information relating to the filing of any tax returns or any audit, litigation or other proceeding related to taxes associated with the matters described herein to the extent required by applicable law, and to cooperate to the extent reasonably requested by any other party in connection therewith, including, upon request, providing records and information that are relevant to such matters and making employees available on a mutually convenient basis to provide such additional information as may reasonably be requested by such other party.

9.5     Code §83 Safe Harbor Election.

(a)     By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in IRS Notice 2005-43 (the “IRS Notice”) or in any successor, guidance or provision apply to any interest in the Company Transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Partnership Representative is hereby designated as the “partner who has responsibility for federal income Tax reporting” by the Company and, accordingly, that execution of such Safe Harbor election by the Partnership Representative constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agrees to comply with all requirements of the Safe Harbor described in the IRS Notice, including the requirement that each Member shall prepare and file all federal income Tax returns reporting the income Tax effects of each Unit that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice.

(b)     Any Member or former Member that fails to comply with requirements set forth in Section 9.4(a) shall indemnify and hold harmless the Company and each adversely affected Member and former Member from and against any and all losses, liabilities, Taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel), in each case resulting from such Member’s or former Member’s failure to comply with such requirements. The Board may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company and any other Person under this Section 9.4(b) (and any amount so offset with respect to such Member’s obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company). A Member’s obligations to comply with the requirements of Section 9.4(a) and to indemnify the Company and any Member or former Member under this Section 9.4(b) shall survive such Member’s ceasing to be a Member and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 9.4, the Company shall be treated as continuing in existence. The Company and any Member or former Member may pursue and enforce all rights and remedies it may have against each Member or former Member under this Section 9.4(b), including (i) instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three hundred basis points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter and (ii) specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 9.4(a).

(c)     Each Member authorizes the Board to amend Section 9.4(a) and Section 9.4(b) to the extent necessary to achieve substantially the same Tax treatment with respect to any interest in the Company Transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to any Member (as compared with the after-Tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company Transferred to a service provider by the Company in connection with services provided to the Company).

ARTICLE X

TRANSFER OF UNITS

10.1     Generally. No Member shall Transfer any record, beneficial or other interest in any Units (or other Equity Securities issued hereafter), except that (i) a Member may Transfer Units pursuant to (A) Section 10.2 (Tag Along), Section 10.3 (Drag Along) or Section 10.8 (Public Offering) in accordance with their terms, (B) the forfeiture and repurchase provisions set forth in any applicable Equity Agreement, or (C) a Transfer of Class A Common Units to a Permitted Transferee; provided that if a Member Transfers any interests in any Units to a Permitted Transferee and such Transferee ceases to be a Permitted Transferee of such Member, then such Transferee shall, prior to ceasing to be a Permitted Transferee, Transfer such interest back to the Member who made such Transfer in the first instance; (ii) any holder of Sponsor Equity (and no other Member) may Transfer Units to the Sponsor Group or any of the Sponsor Group’s Affiliates or limited partners or Persons that could become limited partners of the Sponsor Group (any Transfer pursuant to clauses (i) and (ii), a “Permitted Transfer”); and (iii) any holder of Sponsor Equity (and no other Member) may Transfer Units to any Person.

10.2     Tag Along Rights.

(a)     Participation Right. In the event of a Transfer of Equity Securities by the Sponsor Group in connection with (i) a Sale Transaction or (ii) any such Transfer which constitutes a Transfer of greater than 25% of the Sponsor Equity owned by the Sponsor Group as of the date hereof (other than Permitted Transfers and except to the extent a Transfer also constitutes or is in connection with an Approved Sale pursuant to which the Members are required to Transfer Units pursuant to Section 10.3(a), in which case the terms of Section 10.3 shall exclusively govern such Transfer) (any such transaction, a “Tag Along Sale”), each Member may elect to participate in such Tag Along Sale on the same terms and conditions applicable to the Sponsor Group (the “Selling Members”) by giving written notice of such election to the Selling Members within 10 days after receiving notice from the Selling Members of the proposed Tag Along Sale (such Members delivering such notice, collectively, the “Electing Members”). The aggregate consideration to be paid in connection with a Tag Along Sale shall be allocated among each Unit included therein based on such Unit’s Pro Rata Share which shall be determined based on the Total Equity Value implied by the price offered in the Tag Along Sale. Each Electing Member shall be entitled to sell in the contemplated Tag Along Sale up to a number of Units proposed to be Transferred by the Selling Members equal to the product of (x) the number of Units to be sold in the contemplated Tag Along Sale and (y) a fraction, the numerator of which is the number of Vested Units held by such Electing Member, and the denominator of which is the total number of outstanding Vested Units, provided that in no event shall any Member be entitled to Transfer any Unvested Units.

(b) Participation Procedure; Conditions. With respect to any Tag Along Sale subject to Section 10.2(a), each Selling Member shall use commercially reasonable efforts to obtain the agreement of the Transferee to the participation of the Electing Members in such contemplated Tag Along Sale, and no Selling Member shall Transfer any of its Units to any prospective Transferee pursuant to such Tag Along Sale if such prospective Transferee(s) declines to allow the participation of the Electing Members on the terms provided herein, unless in connection with such Tag Along Sale, one or more of the Selling Members or their Affiliates purchase the number of Units from each Electing Member which such Electing Member would have been entitled to sell pursuant to Section 10.2(a) at the same price and on the same terms and conditions on which such Units would have been sold to the Transferee(s) pursuant to this Section 10.2. Each Electing Member Transferring Units pursuant to a Tag Along Sale shall pay its share (determined on a Pro Rata Basis) of the expenses incurred by the Selling Members in connection with such Transfer and shall be obligated to join in any indemnification or other obligation the Selling Members have agreed to in connection with such Tag Along Sale (including any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Units); provided that, unless the prospective Transferees permit an Electing Member to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), (x) any escrow or other holdback of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all Electing Members and Selling Members and (y) any indemnification obligations among the Members that are outside of such escrow shall be several (and not joint).

(c)     Termination. This Section 10.2 shall terminate and be of no further force or effect from the earlier to occur of a Sale Transaction and a Public Offering; provided that any termination pursuant to a Sale Transaction shall not affect the obligations of Members in connection with such Sale Transaction.

10.3     Approved Sale.

(a)     Approved Sale. At any time the Board approves a Sale Transaction or causes the Company to enter into a Sale Transaction or to begin a process that could result in or lead to a Sale Transaction (in each case, an “Approved Sale” and the party approving such Sale Transaction or process, the “Approving Party”), the Company and each Member shall (including in such Member’s capacity as a Manager or by causing any Manager appointed by such Member to) consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale; provided that, in the case of any Approved Sale in which the Board is the Approving Party, the Company will use reasonable best efforts to (A) provide 10 days’ prior notice to the Sponsor of its approval of a Sale Transaction and (B) at the request of the Sponsor and with respect to the Sponsor Equity, structure the Sale Transaction as a purchase of Sponsor Equity or a direct or indirect equity interest in the holder of Sponsor Equity. In furtherance of the foregoing, if the Approved Sale is structured as a (x) merger, conversion or consolidation or sale of assets, each Member shall waive any dissenters rights, appraisal rights or similar rights (if any are applicable) in connection with such merger, conversion or consolidation or sale of assets or (y) sale of Units or other Equity Securities, each Member shall agree to sell and Transfer, and shall sell and Transfer, all (or such lesser portion reflecting such Person’s proportionate interest in the aggregate portion of the Total Equity Value being sold or disposed of in such Approved Sale) of such Member’s Units and other Equity Securities on the terms and conditions approved by the Approving Party. The Company and each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Sale (whether in such Person’s capacity as a Member, Manager, officer or otherwise), including executing and delivering any and all agreements, instruments, consents, waivers, including any applicable purchase agreement, stockholders agreement, indemnification agreement and contribution agreement, taking into consideration any changes in the conduct of business from the Closing through the date of such Sale Transaction (it being understood that no member of the Sponsor Group shall be required to become bound by any non-competition, non-solicitation or other similar agreements containing other restrictive covenants) the terms and conditions of which shall be reasonably determined by the Approving Party. In any Approved Sale (whether initiated pursuant to clause (i) or clause (ii) of this Section 10.3(a)), Sponsor shall (with the prior consent of the Board, which consent shall not be unreasonably withheld, conditioned or delayed) select the financial advisor, investment bank, accounting firm and any other third-party advisor to advise the Company and the Company Subsidiaries in connection with such Sale Transaction (or process to effect a Sale Transaction).

(b)     Conditions. The obligations of the Members with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Approved Sale to all Members shall be allocated among the Members based upon the Pro Rata Share represented by the Units Transferred by such Member pursuant to such Approved Sale; and (ii) upon the consummation of the Approved Sale, all of the Members shall receive (or shall have the option to receive) the same form of consideration for such class of Unit; provided that, in the event that securities are part of the consideration payable to the Members in connection with such Approved Sale, the Approving Party may in its discretion cause each Member that is not an “accredited investor” (as such term is defined under the Securities Act), and each such Member hereby agrees to accept, in lieu of such securities, cash consideration equal to the Fair Market Value of such securities as of the closing of such Approved Sale (as determined by the Approving Party in good faith); (iii) no Management Investor or any holder of Class A Common Units issued in exchange for equity of Shine Holdco (UK) Limited shall be obligated to agree, in his capacity as a Member, to any non-compete or non-solicit covenants without such Member’s consent (other than any such non-compete or non-solicit covenants to which such Management Investor or holder of Class A Common Units was already contractually obligated); (iv) the representations and warranties given directly by a Management Investor in his capacity as a Member shall be limited to representations and warranties regarding such Management Investor’s authority, title to and ownership of its Units and enforceability against such Management Investor; and (v) if the Sponsor Group is “rolling over” any of its equity interests in connection with such Approved Sale, the Company shall use commercially reasonable efforts to cause the acquirer in such Approved Sale to provide customary tag-along and drag-along right provisions to Management Investors and holders of Class A Common Units issued in exchange for equity of Shine Holdco (UK) Holdco.

(c)     Indemnification; Expenses. Notwithstanding anything to the contrary, the Members shall be obligated to join in any indemnification obligation the Approving Party has agreed to in connection with such Approved Sale (including any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Units); provided that unless a prospective Transferee permits a Member to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), (x) any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all Members and (y) any indemnification obligations among the Members that are outside of the escrow shall be several (and not joint) and in no event shall a Member’s indemnification obligation exceed the net proceeds received by such Member in connection with such Approved Sale. Each Member shall enter into any indemnification or contribution or other agreement reasonably requested by the Approving Party, as the case may be, that is in compliance with this Section 10.3(c). Each Member shall pay its Pro Rata Share of the expenses incurred by the Members pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Members (including the costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with enforcing or implementing the terms and provisions of this Section 10.3). Expenses incurred by any Member solely on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such holder in connection with the Approved Sale) will not be considered costs incurred for the benefit of all Members and, to the extent not paid by the Company, will be the responsibility of such Member.

(d)     Purchaser Representative. In any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Member shall, at the request of the Company (with the prior approval of Sponsor), appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company (with the prior approval of Sponsor). If any Member so appoints a purchaser representative, the Company shall pay the fees of such purchaser representative. However, if any Member declines to appoint the purchaser representative designated by the Company, such Member shall appoint another purchaser representative (reasonably acceptable to the Company and Sponsor), and such Member shall be responsible for the fees of the purchaser representative so appointed.

(e)     No Grant of Dissenters Rights or Appraisal Rights. In no manner shall this Section 10.3 be construed to grant to any Member any dissenters rights or appraisal rights or give any Member any right to vote in any transaction structured as a merger or consolidation (it being understood that the Members have waived any rights under Section 18-210 of the Delaware Act pursuant to Section 2.2). Each Member expressly grants to the Approving Party the sole right to approve or consent to a merger, conversion, consolidation, sale of assets or Sale Transaction without approval or consent of the Members or the Members.

10.4     Effect of Assignment.

(a)     Termination of Rights. Subject to Section 10.4(c), any Member who Transfers any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest in the Company and shall no longer have any rights or privileges of a Member with respect to such Units or other interest in the Company; provided that, notwithstanding the foregoing, unless and until the Assignee is admitted as a Substituted Member in accordance with the provisions of Section 3.3 (the date on which such Assignee is admitted as a Substitute Member, the “Admission Date”): (i) such Transferor shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including any obligation (together with its Assignee pursuant to Section 10.4(c)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement, if any; and (ii) the Board may, in its sole discretion, and in the event a holder of Sponsor Equity is the Transferor, the Board will, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Transferor of Units or other interest in the Company from any liability of such Transferor to the Company or the other Members with respect to such Units or other interest in the Company that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person or for any breaches of any representations, warranties or covenants by such Transferor (in its capacity as a Member) contained herein or in any Equity Agreement or other agreement pursuant to which such Member acquired Units.

(b)     Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, or enjoys or seeks to enjoy the rights and benefits thereof, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the rights and benefits thereof (or, if applicable, the benefits of any Equity Agreement or Employment Agreement), to have knowingly and willingly irrevocably agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

(c)     Assignee’s Rights. A Transfer of Units permitted hereunder shall be effective as of the date of assignment and compliance with the conditions to such Transfer set forth in this Agreement and the Company shall cause such Transfer to be recorded on the books and records of the Company (including the Unit Ownership Ledger). Unless and until an Assignee becomes a Member pursuant to Section 3.3 hereof or is an Assignee of a holder of Sponsor Equity (in which case, the Assignee will become a Member with respect to the Assigned Units as of the effective date of the assignment automatically without any action required by any other Person), the Assignee shall not be entitled to any of the rights or privileges granted to a Member hereunder or under applicable law, other than the rights and privileges specifically granted to Assignees pursuant to this Agreement; provided that, without relieving the Transferor from any such limitations or obligations, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member or other Member would be bound on account of the ownership of Units by the Assignee (including the obligations set forth in Article X).

10.5     Additional Restrictions on Transfer.

(a)     Restrictions. Units are Transferable only pursuant to (i) Public Offerings, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rules then in force) if such rule is available and (iii) other legally available means of Transfer permitted by this Agreement. Notwithstanding any other provision of this Agreement, no Transfer of a Unit shall be permitted (without the prior written consent of the Board and Sponsor) if such Transfer would cause the Company to be treated as a publicly traded partnership within the meaning of Code Section 7704 and Treasury Regulations Section 1.7704-1 or (C) would cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of ERISA.

(b)     Execution of Counterpart. Except in connection with an Approved Sale, each Transferee of Equity Securities shall, as a condition prior to such Transfer, execute and deliver to the Company a joinder in the form attached hereto as Exhibit D or counterpart to this Agreement in form and substance acceptable to the Board pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(c)     Notice. In connection with the proposed Transfer of any Units or other interest in the Company (other than Sponsor Equity), the holder of such Units or other interest in the Company will deliver prior written notice to the Company describing in reasonable detail the proposed Transfer or proposed Transfer.

(d)     Legal Opinion. No Transfer of Units or other interest in the Company (other than Sponsor Equity) may be made unless in the opinion of counsel, satisfactory in form and substance to the Board (which opinion requirement may be waived by the Board), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended and otherwise does not violate Section 10.5(a). Unless waived by the Board in its sole discretion, such opinion of counsel shall be delivered in writing to the Company on or prior to the date of the Transfer.

(e)     No Avoidance of Provisions. No Restricted Person shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Member (whether through Transfers or issuances of its own equity, assignments by operation of law by merger or consolidation of such holder into another entity or dissolution or liquidation of such Member) or (ii) seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Member, in any such case in a manner which would fail to comply with this Article X if such Member had Transferred Units or other interest in the Company directly, unless such Member first complies with the terms of this Agreement.

10.6     Transfer Fees and Expenses.

Except as provided in Sections 10.2 and 10.3, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred in connection with any Transfer or proposed Transfer, whether or not such proposed Transfer is consummated.

10.7     Void Transfers.

Any Transfer by any Member of any Units or other interest in the Company in contravention of this Agreement or which would cause the Company to not be treated as a partnership for U.S. federal income Tax purposes shall be void ab initio and ineffectual and shall not bind or be recognized by the Company, any Member or any other party. No purported Assignee shall have any right to any Profits, Losses or Distributions.

10.8     Initial Public Offering.

(a)     Conversion to Corporate Form. The Board and Sponsor may approve, and upon such approval each Manager shall approve and cause the Company to effect pursuant to this Section 10.8, an initial Public Offering or process that could result in or lead to an initial Public Offering (an “Approved IPO”). In the event of an initial Public Offering, each Member (including in such Person’s capacity as a Manager or by causing any Manager appointed by it to) consents to such Public Offering and shall raise no objections against and each Member shall take all reasonable actions in connection with the consummation of such initial Public Offering as requested by the Board and Sponsor. In connection with an initial Public Offering, the Board and Sponsor may either (i) cause the Company to contribute all or substantially all of its assets to a corporation in a transaction qualified under Code Section 351(a), (ii) elect to have all Members contribute their Units to a corporation, in a transaction qualifying under Code Section 351(a), as long as the Fair Market Value of the shares of the corporation received by all Members is equal to the Fair Market Value of the Units Transferred, (iii) cause the Company to distribute some or all of the shares of capital stock of one or more Company Subsidiaries to the Members, (iv) cause the Company to Transfer its assets, liabilities and operations to a corporation in exchange for any combination of cash, debt or capital stock in such corporation, (v) cause a corporation to be admitted as a Member, with such corporation purchasing interests in the Company from the Company or Members (as determined by the Board (with consent of the Sponsor)) with the proceeds of a Public Offering of the corporation’s stock; or (vi) otherwise cause the Company to convert into a corporation, by way of merger, consolidation, tax election or otherwise. Notwithstanding any other provision in this Agreement to the contrary, in an Approved IPO, each Member (whether in such Person’s capacity as a Manager, Member, including by causing any Manager appointed by such Person to) consents to such actions and shall raise no objections against and each Member shall, at the request of the Board (with consent of the Sponsor), take all actions necessary or desirable to effect such actions (including whether by conversion to a subchapter C corporation, merger, admittance of a Member in connection with clause (v) above, recapitalization or reorganization, sale of securities or otherwise), giving effect to the same economic, voting and corporate governance provisions contained herein (a “Corporate Conversion”). In connection with such Corporate Conversion, to the extent applicable, (x) this Section 10.8 to apply mutatis mutandis to any successor to the Company in connection with the sale to the public of any equity of such entity as described in this Section 10.8 and (y) each holder of Class A Common Units and Class B Common Units will be entitled to receive a percentage of the shares of common stock of the corporate successor outstanding immediately following the Corporate Conversion equal to the percentage that such Member would have received of the total amount distributed to all Members had the Company liquidated and distributed such common stock in accordance with Article XI on the day of the Corporate Conversion. In connection with such Corporate Conversion, each Member hereby agrees to enter into a securityholders agreement with the corporate successor and each other Member which contains restrictions on the Transfer of such capital stock and other provisions (including with respect to the governance and control of such corporate successor) in form and substance similar to the provisions and restrictions set forth herein (including in Article VI and Article X).

(b)     Holdback Agreement. No Member shall effect any public sale or distribution of any Units or of any capital stock or Equity Securities of the Company or any successor thereto (i) in the case of the underwritten initial Public Offering, during the seven days prior to and the 180-day period beginning on the effective date of such Public Offering and (ii) in the case of any other underwritten Public Offering, during the seven days prior to and the 90-day period beginning on the effective date of such Public Offering, in each case, except as part of such underwritten Public Offering or unless otherwise permitted by the Board and Sponsor.

ARTICLE XI

DISSOLUTION AND LIQUIDATION

11.1     Dissolution.

The Company shall not be dissolved by the admission of Additional Members or Substituted Members. Subject to Section 6.1(b), the Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a)     the election by the Board that the Company shall dissolve and its affairs shall be would up;

(b)     a reasonable period of time (taking into account, among other matters, the need to determine, pay or discharge, or make adequate provision for the payment or discharge of, contingent liabilities) after the earlier of (i) the consummation of a transaction or a series of related transactions that constitute a Sale Transaction under clause (i) of the definition thereof and (ii) the liquidation, dissolution, or winding up of all of the Company Subsidiaries; and

(c)     the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XI, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

11.2     Liquidation and Termination.

On the dissolution of the Company, the Board and Sponsor jointly may designate a Person to act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as the Company’s expense. Until final Distribution, the liquidator(s) shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a)     The liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b)     As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with Article XII hereof, (ii) determine the amounts to be distributed to each Member in accordance with Section 5.1(c), and (iii) deliver to each Member a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation Statement shall be final and binding on all Members. As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 5.1(c), the liquidators shall promptly distribute the Company’s Liquidation Asset to the applicable holders of Units in accordance with Section 5.1(c). In making such distributions, the liquidator(s) shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, securities) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidator(s) may allocate each type of Liquidation Asset so as to give effect to and take into account the relative priorities of the different Units; provided further that, in the event that any securities are part of the Liquidation Assets, each Member that is not an “accredited investor” as such term is defined under the Securities Act may, in the sole discretion of the liquidator(s) , receive, and agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the liquidator(s). Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 5.2 and 5.3. If any Member’s Capital Account is not equal to the amount to be distributed to such Member pursuant to Section 11.2(b), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Members in such a manner as to cause, to the extent possible, each Member’s Capital Account to be equal to the amount to be distributed to such Member pursuant to Section 11.2(b). The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

11.3     Securityholders Agreement.

To the extent that units or other Equity Securities of any Company Subsidiary are distributed to any Members and unless otherwise agreed to by the liquidator(s), such Members hereby agree to enter into a securityholders agreement with such Company Subsidiary and each other Member which contains rights and restrictions in form and substance similar to the provisions and restrictions set forth herein (including in Article VI and Article X).

11.4     Cancellation of Certificate.

On completion of the distribution of the Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time) and/or the liquidator(s) (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 11.4.

11.5     Reasonable Time for Winding Up.

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 11.2 in order to minimize any losses otherwise attendant upon such winding up.

11.6     Return of Capital.

The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from the Company assets).

11.7     Hart-Scott-Rodino.

If the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Member, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

ARTICLE XII

VALUATION

12.1     Valuation of Units.

The “Fair Market Value” of each Unit shall be the fair value of each such Unit determined in good faith by the Board (with the prior written approval of Sponsor) based on such Unit’s Pro Rata Share as of the date of valuation.

12.2     Valuation of Securities.

The “Fair Market Value” of any other securities means the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value of each such security shall be equal to the fair value thereof as of the date of valuation as determined by the Board (with the prior written approval of Sponsor) in good faith on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all relevant factors determinative of value as the Board and Sponsor determine relevant (and giving effect to any transfer taxes payable or discounts in connection with such sale).

12.3     Valuation of Other Assets.

The “Fair Market Value” of all other non-cash assets shall mean the fair value for such assets as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as determined by the Board (with the prior written approval of Sponsor ), taking into account all relevant factors determinative of value the Board (with the prior written approval of Sponsor) deems relevant (and giving effect to any Transfer Taxes payable or discounts the Board (with the prior written approval of Sponsor) deems relevant in connection with such sale).

ARTICLE XIII

GENERAL PROVISIONS

13.1     Amendments.

Subject to (i) the right of the Board to amend this Agreement as pursuant to Section 9.4(c), (ii) Section 6.1(b) and (iii) Section 7.4 regarding certain indemnification rights, this Agreement may be amended, modified, or waived with the written consent of the Board and Sponsor, and such amendment, modification or waiver shall be binding upon and effective as to each other Member. No course of dealing or oral agreement between or among the Members (or between the Members and the Company) shall be effective to modify, amend, limit, restrict, eliminate replace, alter or discharge any part of this Agreement or any rights or obligations of any Member or the Company or any other Person under or by reason of this Agreement or the Delaware Act. However, without the consent of each existing Member adversely affected thereby, the Sponsor shall not amend this Agreement so as to (a) require any Member to make any additional contribution to the capital of the Company; (b) require any Member to restore any negative balance in its capital account or otherwise to contribute any capital to the Company; (c) adversely amend the distribution rights in Article (V) with respect to equity interests held by such Member (excluding the impact of any new class of equity interests issued in accordance with this Agreement); (d) require such Member to forfeit or transfer any Units other than as already contemplated by this Agreement; or (e) amend the definition of “Management Investor” or Section 3.14, in each case in a manner that would adversely affect the rights of holders of Class A Common Units issued in exchange for equity of Shine Holdco (UK) Limited in respect of the provisions of Section 3.14. No amendment to Section 3.11 (Purchase of Units by the Company), Section 3.12 (Preemptive Right), Article 5 (Distributions), Section 7.5, Section 8.2 (Reports), Article (X) (Transfer of Units), Section 13.1 (Amendment), any defined terms referenced in any of the foregoing sections and subsections, or any other amendment that would otherwise circumvent the provisions of the foregoing sections and subsections, in each case in a manner that would adversely affect in any material respect any Management Investor, shall be made without such Management Investor’s prior written consent. Without the consent of a majority in interest of the Members other than the Sponsor Group, the Sponsor shall not amend Section 3.12 (Preemptive Right), Section 8.2 (Reports), Section 10.2 (Tag Along Rights) or Section 10.3 (Approved Sale) in a manner that materially and disproportionately adversely affects such Members relative to the Sponsor Group.

13.2     Title to the Company Assets.

The Company’s assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets or any portion thereof Legal title to any or all of such assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All the Company assets shall he recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.

13.3     Remedies.

Each Member and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law or in equity. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

13.4     Successors and Assigns.

All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not. Notwithstanding anything to the contrary and whether or not expressly set forth in any particular provision herein, any holder of Sponsor Equity may, without the consent of any other Member or Manager, assign such Person’s rights to any of such Person’s Affiliates.

13.5     Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

13.6     Counterparts; Binding Agreement.

This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

13.7     Descriptive Headings; Interpretation.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as validly amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. The phrases “prior consent of Sponsor,” “approval of Sponsor,” “prior approval of Sponsor” and similar phrases, wherever used, shall in each instance mean the prior written consent of Sponsor. Wherever in this Agreement it is indicated that a determination or decision is to be made by “the Board and Sponsor,” such determination or decision shall be a joint decision such that the Board (in accordance with Section 6.3) and Sponsor must jointly agree or jointly consent to such determination or decision. Whenever in this Agreement a Member is permitted or required to take any action or to make a decision or determination, such Member shall take such action or make such decision or determination in such Member’s sole discretion, unless another standard is expressly set forth herein. Whenever in this Agreement a Member is permitted or required to take by any valid means any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Member shall be entitled to consider, solely its own interests (and not the interests of any other Person) or, at its election, any such other interests and factors as such Member desires (including the interests of such Member’s Affiliates, employers, partners and their respective Affiliates), or any combination thereof.

13.8     Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the Delaware Act and the other laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties, and any Member or holder of Units pursuant to this Agreement, by acceptance of the rights and benefits thereof, agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the other Agreements referred to herein, the Membership Interests, Units, the Company, the Members, a Manager, or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a Proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such Proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chose Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 13.9 shall be deemed effective service of process on such Person.

13.9     Addresses and Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) faxed or emailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if faxed or emailed before 5:00 p.m. Atlanta, Georgia time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given thereto if received by the chairman of the Board at the principal office of the Company designated pursuant to Section 2.5.

13.10     Creditors.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan, any direct or indirect interest in Profits, Losses, Distributions, or the Company’s capital or property other than its rights as a secured creditor expressly set forth in such a separate written agreement. Notwithstanding the foregoing, each of the Indemnified Persons are intended third- party beneficiaries of Section 7.4 and shall be entitled to enforce such provision (as it may be in effect from time to time).

13.11     No Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

13.12     Further Action.

The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement, in each case as may be requested by the Board.

13.13     Offset Against Amounts Payable.

To the maximum extent permitted under applicable law, whenever the Company is to pay any sum to any Member (other than any holder of Sponsor Equity) or any Affiliate or related Person thereof, any amounts that such Member or such Affiliate or related Person owes to the Company or any Company Subsidiary may be offset or deducted from that sum before payment.

13.14     Entire Agreement.

This Agreement, those documents expressly referred to herein embody the complete agreement and understanding among the Members and the parties hereto and thereto with respect to the subject matter herein and therein, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13.15     Delivery by Electronic Means.

This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a fax machine or by an attachment to email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a fax machine or an attachment to an email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

13.16     Survival.

Each of Sections 3.7, 5.7, 6.6, 7.1, 7.3, 7.4, 7.5, 7.6, 9.3, 11.6 and Article XIII shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

13.17     Certain Acknowledgments.

13.18     WAIVER OF JURY TRIAL.

AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

*    *    *    *    *

The undersigned have executed or caused to he executed on their behalf this Limited Liability Company Agreement as of the date first above written.

COMPANY:

DRIVEN INVESTOR LLC

By:
Name:
Its:

SPONSOR:

DRIVEN EQUITY LLC

By:
Name:
Its:

Signature Page to Limited Liability Company Agreement of Driven Investor LLC